UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

CAMDEN NATIONAL CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Shareholders:

You are cordially invited to attend the 2013 Annual Meeting of Shareholders of Camden National Corporation, which will be held on Tuesday, April 30, 2013, at 3:00 p.m., local time, at Point Lookout Conference Center, 67 Atlantic Highway, Lincolnville, Maine 04849 (together with any adjournments or postponements thereof, the “Annual Meeting”). The Notice of Annual Meeting, Proxy Statement and Proxy Card are enclosed, along with our Summary Annual Report and Annual Report on Form 10-K.

The accompanying Notice of Annual Meeting of Shareholders describes matters to be acted upon at the Annual Meeting. Please give these materials your prompt attention. Then, we ask that you complete, sign, date and mail promptly the enclosed Proxy Card in the enclosed postage-paid envelope, or vote by telephone or the Internet, to ensure that your shares are represented and voted at the meeting. Shareholders who attend the Annual Meeting may withdraw their proxy and vote in person if they wish to do so. Your vote is extremely important, so please act at your earliest convenience.

We appreciate your continued interest in Camden National Corporation.

Sincerely,

Karen W. Stanley
Chairman of the Board

Gregory A. Dufour
President and Chief Executive Officer
March 25, 2013

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD April 30, 2013

TO THE SHAREHOLDERS OF CAMDEN NATIONAL CORPORATION:

NOTICE IS HEREBY GIVEN that the 2013 Annual Meeting of Shareholders of Camden National Corporation, a Maine corporation (the “Company”), will be held on Tuesday, April 30, 2013 at 3:00 p.m., local time, at Point Lookout Conference Center, 67 Atlantic Highway, Lincolnville, Maine 04849 (together with any adjournments or postponements thereof, the “Annual Meeting”) for the purpose of considering and voting upon the following matters:

(i)	Election of Directors. To elect four persons to the Company’s Board of Directors for a term of three years and to serve until successors are elected and qualified, as more fully described in the accompanying Proxy Statement.
(ii)	Shareholder “Say-on-Pay.” To approve, by a non-binding advisory vote, the compensation of the Company’s named executive officers.
(iii)	Ratification of Appointment of Independent Registered Public Accounting Firm. To ratify the appointment of Berry Dunn McNeil & Parker, LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2013.
(iv)	Other Business. To consider and act upon such other business, matters or proposals as may properly come before the Annual Meeting.

The Board of Directors has fixed the close of business on March 4, 2013 as the record date for determining the shareholders of the Company entitled to receive notice of, and to vote at, the Annual Meeting (the “Record Date”). Only shareholders of record of the Company’s common stock at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting.

YOUR VOTE IS IMPORTANT. SHAREHOLDERS ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY IN THE POSTAGE PREPAID ENVELOPE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. YOU MAY ALSO DELIVER YOUR VOTE BY TELEPHONE OR INTERNET BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY CARD OR VOTING INSTRUCTION FORM. SHAREHOLDERS WHO ATTEND THE MEETING MAY WITHDRAW THEIR PROXY AND VOTE IN PERSON IF THEY WISH TO DO SO.

By Order of the Board of Directors,

John W. Holmes, Secretary
March 25, 2013

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 30, 2013

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Camden National Corporation, a Maine corporation (the “Company”), for use at the 2013 Annual Meeting of Shareholders of the Company to be held on Tuesday, April 30, 2013 at 3:00 p.m. local time, at Point Lookout Conference Center, 67 Atlantic Highway, Lincolnville, Maine 04849 (together with any adjournments or postponements thereof, the “Annual Meeting” or the “Meeting”).

Only shareholders of record as of March 4, 2013 (the “Record Date”) will be entitled to notice of, to attend, and to vote at, the Annual Meeting. Each share is entitled to cast one vote for each of the four nominees to the Company’s Board of Directors and to cast one vote on each of the other matters to be voted on at the Annual Meeting. Cumulative voting is not permitted. As of the Record Date, 7,654,809 shares of the Company’s common stock, no par value (“Common Stock”), were outstanding and entitled to vote at the Annual Meeting. The Notice of Annual Meeting, Proxy Statement and Proxy Card were first mailed to the Company’s shareholders on or about March 25, 2013 to solicit proxies for the Annual Meeting.

Quorum and Vote Required

The holders of one-third of the total number of outstanding shares of Common Stock entitled to vote, present in person or by proxy, are required for a quorum at the Annual Meeting.

If a quorum is present at the Annual Meeting, a majority of shares cast at the Annual Meeting is required to elect each of the four director nominees, and an affirmative vote of a majority of the votes cast at the Annual Meeting is required for all other matters presented at the Annual Meeting.

A broker non-vote occurs when a broker indicates on the proxy card that it does not have discretionary authority as to certain shares to vote on a particular matter. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present, but will have no impact on the outcome of Proposal 1, Proposal 2, or Proposal 3.

Voting

The Board of Directors recommends a vote “FOR” the election of all nominees for director; “FOR” approval of the compensation of the Company’s named executive officers; and “FOR” the ratification of the appointment of Berry Dunn McNeil & Parker, LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2013.

To vote by proxy, you must complete, sign and return the enclosed proxy card. If you properly complete your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares “FOR” each of the proposals set forth in the Notice of the Annual Meeting.

It is not anticipated that any matters will be presented at the Meeting other than as set forth in the accompanying Notice of the Annual Meeting. If any other matters are presented properly at the Meeting, however, the proxy will be voted by the proxy holders in accordance with the recommendations of the Board.

Voting by Mail.  Shareholders can ensure that their shares are voted at the Meeting by completing, signing, dating and mailing the enclosed proxy card in the enclosed postage-prepaid envelope.

Voting by Telephone or the Internet.  If you choose to vote by telephone or the Internet, instructions to do so are set forth on the enclosed proxy card. If you vote by telephone or the Internet, you do not have to mail in your proxy card, but your vote must be received by the voting deadline set forth on the proxy card.

If your shares are held by a bank, broker or other nominee, please follow the instructions provided with your proxy materials supplied by your bank or broker.

Revocability of Proxies

A proxy may be revoked at any time before it is voted at the Annual Meeting by:

•	Filing a written revocation of the proxy with the Secretary of the Company, John W. Holmes, Two Elm Street, Camden, Maine 04843;
•	Submitting a new signed proxy card bearing a later date or voting again by telephone or Internet (any earlier proxies will be revoked automatically); or
•	Attending and voting in person at the Meeting, provided that you are the holder of record of your shares and have filed a written revocation of your grant of proxy with the Secretary of the Company as indicated above.

If you hold your shares in the name of a bank, broker, or other nominee, you will need to contact your nominee in order to revoke your proxy. If you hold your shares in “street name” through a broker or bank, you may only change your vote in person if you have a legal proxy in your name from Broadridge Financial Solutions or your bank or broker.

Solicitation of Proxies

The Company will bear the cost of soliciting proxies. In addition to use of the mail, proxies may be solicited personally or by telephone by the Company’s directors and officers, who will not be specially compensated for such solicitation. The Company has engaged American Stock Transfer and Trust Company, its transfer agent, to solicit proxies held by brokers and nominees, and will reimburse it for reasonable out-of-pocket expenses incurred in the solicitation of proxies. Brokerage firms and other custodians, nominees and fiduciaries will be requested to forward these soliciting materials to their principals and the Company will, upon request, reimburse them for their reasonable expenses of doing so. The stock transfer books will remain open between the Record Date and the date of the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 30, 2013:

The Company’s Proxy Statement and Form 10-K Annual Report for the year ended December 31, 2012 are available free of charge at http://www.camdennational.com.

In addition, the Company will provide, without charge upon the written request of any shareholder, a copy of the Company’s Annual Report on Form 10-K, including the financial statements and the financial statement schedules, required to be filed with the United States Securities and Exchange Commission (“SEC”) for the fiscal year ended December 31, 2012. Requests should be directed to Camden National Corporation, Attn: Investor Relations, P.O. Box 310, Camden, Maine 04843.

PROPOSAL 1:

ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of ten members. Under the Company’s Articles of Incorporation, the Board of Directors is divided into three classes, with approximately one-third of the directors standing for election each year. At the Annual Meeting, four directors will be elected to serve until the 2016 Annual Meeting of Shareholders and until each such director’s successor is duly elected and qualified. The Board has nominated David C. Flanagan, James H. Page, Robin A. Sawyer, and Karen W. Stanley for election as directors. For more information about our nomination procedures please see “Corporate Governance and Board Matters — Corporate Governance and Risk Committee” on page 12.

For more information about the background of each of the nominees for director, please see “Directors and Executive Officers” on page 7. If at the time of the Meeting any of the nominees named above should be unable to serve, which event is not expected to occur, the discretionary authority provided in the proxy card will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board.

The Company’s Bylaws require that, in uncontested elections, each director be elected by the majority of votes cast with respect to such director. The number of shares voted “FOR” a director nominee must exceed the number of votes “WITHHELD” from that nominee. In a contested election, where the number of nominees exceeds the number of directors to be elected, the standard for election of directors would be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. This year’s election was determined to be an uncontested election, and the majority vote standard will apply. Under our Bylaws, each director annually submits an advance, contingent, irrevocable resignation that the Board may accept if the director fails to be elected through a majority vote. In that situation, the Corporate Governance and Risk Committee would make a recommendation to the Board about whether to accept or reject the resignation, or whether to take other action, and the Board would act on the Corporate Governance and Risk Committee’s recommendation and publicly disclose its decision and the rationale behind it within 30 days from the date the election results are certified. In 2013, all director nominees are currently serving on the Board.

THE BOARD OF DIRECTORS RECOMMENDS
THAT SHAREHOLDERS VOTE “FOR” ALL NOMINEES FOR DIRECTOR.

PROPOSAL 2:

NON-BINDING ADVISORY VOTE ON COMPENSATION OF THE COMPANY’S
NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Board of Directors is submitting for shareholder approval, on an advisory basis, the compensation paid to the Company’s named executive officers as described in this Proxy Statement pursuant to Item 402 of Regulation S-K. As previously disclosed by the Company, the Board of Directors has determined that it will hold an advisory vote on executive compensation on an annual basis, and the next such shareholder advisory vote will occur at the 2014 Annual Meeting of Shareholders.

The resolution that is the subject of this proposal is a non-binding advisory resolution. Accordingly, the resolution will not have any binding legal effect regardless of whether or not it is approved and may not be construed as overruling a decision by the Company or the Board of Directors or to create or imply any change to the fiduciary duties of the Board. Furthermore, because this non-binding advisory resolution primarily relates to compensation of the named executive officers that has already been paid or contractually committed, there is generally no opportunity for us to revisit those decisions. However, the Compensation Committee intends to take the results of the vote on this proposal into account in its future decisions regarding the compensation of our named executive officers.

The Company has five named executive officers, Gregory A. Dufour, Deborah A. Jordan, Peter F. Greene, Timothy P. Nightingale and June B. Parent. The Company’s compensation program is designed to attract, motivate and retain its named executive officers, who are critical to the Company’s success, by offering a combination of base salary and annual and long-term incentives that are closely aligned to the annual and long-term performance objectives of the Company. Please see “Compensation Disclosure and Analysis” beginning on page 21 for additional information about the Company’s executive compensation programs.

For these reasons, the Board of Directors recommends that shareholders vote in favor of the following resolution:

RESOLVED, that the shareholders of Camden National Corporation hereby approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion.

THE BOARD OF DIRECTORS RECOMMENDS
THAT SHAREHOLDERS VOTE “FOR” THIS PROPOSAL.

PROPOSAL 3:

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Board has appointed Berry Dunn McNeil & Parker, LLC (“BerryDunn”) as the Company’s independent registered public accounting firm for the year ending December 31, 2013. BerryDunn audited the Company’s financial statements for the year ended December 31, 2012, has audited the Company’s financial statements since the Company’s formation in 1985, and has served as Camden National Bank’s independent registered public accounting firm since 1980. Representatives of BerryDunn are expected to attend the Meeting. The representatives are expected to be available to respond to appropriate questions and will have an opportunity to make a statement, if they desire to do so.

The Company is asking its shareholders to ratify the selection of BerryDunn as its independent registered public accounting firm (as it has done in prior years) because it believes it is a matter of good corporate practice. If the Company’s shareholders do not ratify the selection, the Audit Committee will reconsider whether to retain BerryDunn, but may still retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Services Rendered By and Fees Paid To Independent Registered Public Accounting Firm.  The following sections describe the services rendered by BerryDunn to the Company, and fees paid by the Company to BerryDunn for such services, for the years ended December 31, 2012 and 2011. BerryDunn acted as independent registered public accounting firm for the Company for the years ended December 31, 2012 and 2011 and performed the Company’s audit services in fiscal years 2012 and 2011.

Audit Fees.  The aggregate fees for professional services rendered by the principal accountant, BerryDunn, for the audit of the Company’s annual financial statements in compliance with the Sarbanes-Oxley Act of 2002, internal control reporting under Sarbanes-Oxley Section 404, review of financial statements included in the Company’s Form 10-Qs, consent procedures, and audit requirements for the U.S. Department of Housing and Urban Development for supervised mortgagees were $209,000 and $199,500, for the years ended December 31, 2012 and 2011, respectively.

Audit-Related Fees.  The aggregate fees for assurance and related services rendered by BerryDunn related to the performance of the audit or review of the Company’s financial statements for the years ended December 31, 2012 and 2011 were $12,700 and $17,100, respectively. These services related primarily to the audit of the Company’s qualified retirement benefit plan and routine consulting on accounting matters.

Tax Fees.  The aggregate fees for professional services rendered by BerryDunn for tax compliance, tax audit assistance, tax advice and tax planning for the years ended December 31, 2012 and 2011 were $2,000 and $3,300, respectively. The nature of the services comprising the fees disclosed under this category, are preparation of federal and state tax returns, and review of compliance with reporting requirements.

All Other Fees.  There were no other fees for services rendered by BerryDunn other than those services covered above.

No services were rendered for financial information systems design and implementation or internal audit.

The Audit Committee of the Board pre-approves all services provided by BerryDunn. Each service to be provided by BerryDunn is presented for pre-approval at the Audit Committee’s regular meeting or presented to the Chair of the Audit Committee for pre-approval under delegated authority and presented to the Audit Committee at its next regular meeting.

THE BOARD OF DIRECTORS RECOMMENDS
THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF
BERRY DUNN MCNEIL & PARKER, LLC
AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE
YEAR ENDING DECEMBER 31, 2013.

STOCK OWNERSHIP OF 5% PRINCIPAL STOCKHOLDERS,
DIRECTORS AND CERTAIN EXECUTIVE OFFICERS

As of the Record Date, there were 7,654,809 shares of Common Stock outstanding, held of record by approximately 1,300 shareholders. The following table sets forth information with respect to the beneficial ownership of the Common Stock as of the Record Date by (i) each person known by the Company to own beneficially more than five percent of Common Stock, (ii) each current director of the Company and each nominee for director, (iii) the Company’s executive officers, and (iv) all executive officers and directors of the Company as a group. Except as otherwise indicated below, each of the Company’s directors, executive officers and shareholders owning more than five percent of Common Stock has sole voting and investment power with respect to all shares of stock beneficially owned by him, her or it as set forth opposite his, her or its name.

	Common Stock		Options Exercisable Within 60 days	Total Beneficial Ownership	Percentage of Common Shares Outstanding
5% or Greater Shareholders:
BlackRock, Inc.
40 East 52nd Street, New York, NY 10022	491,934			491,934	6.43%
The Vanguard Group
100 Vanguard Blvd., Malvern, PA 19355	412,417			412,417	5.39%
Directors, Nominees and Executive Officers:
Ann W. Bresnahan	23,940			23,940	*
Joanne T. Campbell	6,044		5,500	11,544	*
Robert J. Campbell	1,500			1,500	*
Gregory A. Dufour	28,991		2,000	30,991	*
David C. Flanagan	4,019			4,019	*
Peter F. Greene	6,829	(1)	1,500	8,329	*
Craig S. Gunderson	1,585			1,585	*
Deborah A. Jordan, CPA	9,332		5,000	14,332	*
John W. Holmes	11,000			11,000	*
Timothy P. Nightingale	8,404		8,000	16,404	*
James H. Page, Ph.D.	1,500			1,500	*
June B. Parent	6,559	(2)	7,000	13,559	*
John M. Rohman	1,450	(3)		1,450	*
Robin A. Sawyer, CPA	1,592	(3)		1,592	*
Karen W. Stanley	2,408			2,408	*
All directors, nominees, and executive officers as a group (15 persons):	115,153		29,000	144,153	1.88%

*	Less than 1%.
(1)	Includes 5,876 shares over which voting and dispositive power are shared jointly with Mr. Greene’s spouse.
(2)	Includes 11 shares over which voting and dispositive power are shared jointly with Ms. Parent’s spouse and 556 shares owned by Ms. Parent’s spouse, as to which Ms. Parent disclaims any beneficial interest.
(3)	Shares over which voting and dispositive power are shared jointly with spouse.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and persons who own more than 10% of the Company’s common stock (collectively, “Section 16 Persons”), to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Section 16 Persons are required by regulation to furnish the Company with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such reports and written representations received by the Company, we believe that each of the Company’s Section 16 Persons has complied with all applicable Section 16(a) filing requirements during the fiscal year ended December 31, 2012, except that Ms. Campbell, Mr. Greene, Ms. Jordan, Mr. Nightingale and Ms. Parent each filed one late Form 4 in connection with the purchase of Management Stock Purchase Plan shares due to Company error.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to each of the nominees, continuing directors and executive officers:

Name	Principal Occupation for the Past Five Years	Age	First Year Elected or Appointed as Officer or Director of the:
			Company	Bank	Acadia Trust	Term Expires
Nominees (4)
David C. Flanagan	Mr. Flanagan is President of Viking Lumber, Inc. a family-owned lumber and building supply business with ten locations in mid-coast Maine, a position he has held since 1978. Mr. Flanagan also serves as President of Pine Tree Products.	59	2005	1998	n/a	2016
James H. Page, Ph.D.	Dr. Page is the Chancellor of the University of Maine System, with responsibilities for its seven campuses, law school, and associated programs and facilities. Previously, Dr. Page was Chief Executive Officer of the James W. Sewall Company in Old Town, Maine, which provides comprehensive consulting services in forestry, engineering, and geographic information management for municipal government, utilities, and the natural resource industry prior to taking the chancellor’s position. Dr. Page joined the James W. Sewall Company in 1997 following a career in academia. Dr. Page has also been an Adjunct Professor as well as a member of the Board of Visitors at the University of Maine at Orono. He is the founding director of the Gulf of Maine Oceanographic Observing System. He is also an ex officio Board member of Maine Public Broadcasting Network and the Alfond Scholarship Program.	60	2008	n/a	n/a	2016

Name	Principal Occupation for the Past Five Years	Age	First Year Elected or Appointed as Officer or Director of the:
			Company	Bank	Acadia Trust	Term Expires
Robin A. Sawyer, CPA	Ms. Sawyer is Vice President, Corporate Controller at Fairchild Semiconductor
	(NYSE: FCS), a position she has held since November 2002. In addition, from October 2005 to March 2006, she served as interim Co-Chief Financial Officer and as the Principal Financial Officer at Fairchild Semiconductor. Ms. Sawyer joined Fairchild Semiconductor in 2000 as Manager of Financial Planning and Analysis. From 1998 to 2000, Ms. Sawyer was employed by Cornerstone Brands, Inc. as Director of Financial Planning and Reporting. Prior to 1998, Ms. Sawyer worked at Baker, Newman & Noyes, LLC and its predecessor firm, Ernst & Young.	45	2004	n/a	n/a	2016
Karen W. Stanley	Ms. Stanley was named Chairman of the Company and Chairman of Camden National Bank in May 2010. Ms. Stanley joined the Company’s Board of Directors in January 2008 following the acquisition of Union Bankshares Company, where she had been a Director since 2004. Previously, Ms. Stanley was co-owner of Stanley Subaru in Ellsworth, Maine from 1999 until February 2005. Ms. Stanley also served with Priority Management, an international training and development firm, as a member of the senior management team with their international headquarters. Prior to that, she served as Vice President, Personal Banking for Overseas Executives with Citibank N.A.
Ms. Stanley began her career in sales with the Xerox Corporation. Ms. Stanley has served as the past Chair and currently serving as trustee of Maine Coast Memorial Hospital and Chair of Hancock County Committee of the Maine
	Community Foundation.	67	2008	2010	n/a	2016

Name	Principal Occupation for the Past Five Years	Age	First Year Elected or Appointed as Officer or Director of the:
			Company	Bank	Acadia Trust	Term Expires
Continuing Directors (6)
Ann W. Bresnahan	Ms. Bresnahan has been a full time volunteer and civic leader since 1970. Ms. Bresnahan has served as trustee of Pen Bay Healthcare since 2005 and currently serves on the investment and governance committees. Ms. Bresnahan serves as chair of Pen Bay Healthcare Foundation and as an advisory committee member with the Mitchell Institute. Her past community involvement includes Camden Outing Club, Owls Head Transportation Museum, The Hurricane Island Outward Bound School, The Ethel Walker School, and the First Congregational Church. She is currently treasurer and board member of Partners for Enrichment.	61	1990	1990	2009	2015
Robert J. Campbell	Mr. Campbell has been Partner in the investment management firm of Beck, Mack & Oliver in New York, New York, since 1991. Mr. Campbell has served as board member of Enstar Group, Limited (NYSE: ESGR), since 2007 and as Chairman of the Board since November 2011, and he is chair of the audit and investment committee. As a Rockport resident, Mr. Campbell serves on the investment committee for the Center for Furniture Craftsmanship and the Town of Rockport.	64	1999	n/a	2001	2014
Gregory A. Dufour	Mr. Dufour has been President and Chief Executive Officer of Camden National Corporation since January 2009. Mr. Dufour joined the Company in April 2001 as Senior Vice President of Finance. In August of 2002, he assumed additional responsibility for Operations and Technology until December 2003. In January 2004, Mr. Dufour was named Chief Banking Officer for the Company and President and Chief Operating Officer for Camden National Bank, and then in January 2006, he became President and Chief Executive Officer for Camden National Bank. He also serves on the Board of Directors of Camden National Bank and as Chairman of the Board of Directors of Acadia Trust. Prior to joining the Company, Mr. Dufour was Managing Director of Finance and a member of the Executive Operating Group for IBEX Capital Markets in Boston, Massachusetts. In addition to his experience at IBEX, Mr. Dufour held various financial management positions with FleetBoston Corporation and its affiliates, including Vice President and Controller of Debt Capital Markets, Controller of Investment Banking and Banking Group Controller. Mr. Dufour serves as trustee and corporate secretary of PenBay Healthcare System in Rockport, Maine and as trustee of Saint Joseph’s College in Standish, Maine.	53	2009	2004	2006	2015

Name	Principal Occupation for the Past Five Years	Age	First Year Elected or Appointed as Officer or Director of the:
			Company	Bank	Acadia Trust	Term Expires
Craig S. Gunderson	Mr. Gunderson is President and Chief Executive Officer of Oxford Networks, headquartered in Lewiston, Maine. Prior to joining Oxford Networks in 2003, Mr. Gunderson was employed as Minnesota State Vice President for
Frontier/Citizens Communications, where he was responsible for all facets of providing telecommunications services to 280,000 access lines in Minnesota and North Dakota.
Mr. Gunderson serves as Vice Chair of the board and Chair of the Planning Committee of
	St. Mary’s Hospital in Lewiston, and is also a member of the board of the Lewiston Auburn Economic Growth Council. He also serves as a board member of Maine & Company.	49	2011	n/a	n/a	2014
John W. Holmes	Mr. Holmes is President and majority owner of Consumers Fuel Company in Belfast, Maine, a position he has held since 1977. Mr. Holmes serves as Trustee of the Belfast Free Library.	67	1988	1988	n/a	2014
John M. Rohman	Mr. Rohman was employed by WBRC Architects•Engineers, headquartered in Bangor, Maine from 1973 until 2011, most recently as Chairman of the Board. A longtime Bangor resident, Mr. Rohman has won many awards for his extensive public service and numerous board activities that focus on education, the arts, economic development, and public policy.
	Mr. Rohman’s past community involvement includes serving as a president of the Bangor Region Chamber of Commerce, director for the National Folk Festival in Bangor, the Bangor Symphony Orchestra, and Maine Crafts Association. He was also a member of the Bangor City Council and served as the mayor of Bangor in 2001. He is currently a Husson University trustee.	67	2010	2007	n/a	2014
Executive Officers (6)
Joanne T. Campbell EVP, Risk Management	Ms. Campbell joined the Company in 1996 as Vice President, Manager of Residential Real Estate. She was promoted to Senior Vice President, Compliance, Audit & CRA in 2002, and then to Senior Vice President, Risk Management in 2005 and more recently to Executive Vice President in January 2011. As of January 2008, Ms. Campbell’s responsibilities expanded to include all areas of Risk Management for the Company. Ms. Campbell currently serves as Chair of the board for Community Housing of Maine, President of Camden Affordable Housing Organization, Chair of Town of Camden Housing Committee, and a member of the ABA Regulatory Compliance Conference Planning Committee.	50	2002	1996	n/a	n/a

Name	Principal Occupation for the Past Five Years	Age	First Year Elected or Appointed as Officer or Director of the:
			Company	Bank	Acadia Trust	Term Expires
Gregory A. Dufour President & CEO	See above information in Continuing Directors.
Peter F. Greene EVP, Operations and Technology	Mr. Greene joined the Company in January 2008 with the acquisition of Union Bankshares Company. Mr. Greene joined Union Trust Company in 1982 and was promoted to Senior Vice President, Senior Bank Services Officer in 1999 and to Senior Vice President, Chief Administrative Officer in 2003, a position he held until he joined the Company as Senior Vice President of Operations and Technology. In January 2011, he was promoted to Executive Vice President. Mr. Greene currently serves on the Grant Committee for the Washington County Fund of the Maine Community Foundation.	53	2008	n/a	n/a	n/a
Deborah A. Jordan, CPA EVP & CFO	Ms. Jordan joined the Company in September 2008 as Senior Vice President, Chief Financial Officer, and Principal Financial and Accounting Officer and promoted to Executive Vice President in January 2011. Ms. Jordan was previously Executive Vice President and Chief Financial Officer of Merrill Merchants Bancshares, Inc. in Bangor, Maine, from January 1993 to August 2008. Ms. Jordan worked at Arthur Andersen & Co. from 1987 to 1992. Ms. Jordan currently serves on the Board and is the Treasurer for the Camden Public Library.	47	2008	n/a	n/a	n/a
Timothy P. Nightingale EVP, Senior Loan Officer	Mr. Nightingale joined the Company in March 2000 as Regional Vice President of UnitedKingfield Bank. In 2001, Mr. Nightingale was named Senior Lending Officer at UnitedKingfield Bank and promoted to Senior Vice President in 2003. In September 2006, the Company merged UnitedKingfield Bank into Camden National Bank, at which time
	Mr. Nightingale was named Senior Vice President, Senior Lending Officer for Camden National Bank. In January 2011, he was promoted to Executive Vice President. Mr. Nightingale serves on the board of directors for Maine Technology Institute and is a member of the Bank Advisory Committee for the Finance Authority of Maine.	55	n/a	2000	n/a	n/a

Name	Principal Occupation for the Past Five Years	Age	First Year Elected or Appointed as Officer or Director of the:
			Company	Bank	Acadia Trust	Term Expires
June B. Parent EVP, Retail Banking	Ms. Parent rejoined the Company in July 1995 and was promoted to Vice President of Human Resources in 1999. In December 2003, she made a career change to the retail banking division of the Bank and was promoted to Senior Vice President and Senior Retail Banking Officer. In January 2011, she was promoted to Executive Vice President. Ms. Parent currently serves as Board President for the Penobscot Bay Regional Chamber of Commerce and Chairman for the New England Insurance Trust.	49	n/a	1995	n/a	n/a

All of the executive officers will hold office at the discretion of the Company’s Board of Directors. There are no arrangements or understandings between any of the directors, or officers or any other persons pursuant to which any of the above directors have been selected as directors, or any of the above officers have been selected as officers. There are no “family relationships” among the above directors and officers, as the Commission defines that term.

CORPORATE GOVERNANCE AND BOARD MATTERS

During 2012, the Board of Directors of the Company held eleven regular meetings and four special meetings. Each of the directors attended at least 75% of the total number of meetings of the Company’s Board and the committees of the Company Board on which he or she served during the year. Although we do not have a formal policy regarding attendance by members of the Board of Directors at annual meetings of shareholders, we expect that our directors will attend the meeting, even though we recognize that directors occasionally may be unable to attend for personal or professional reasons. In 2012, eight of the directors attended the annual meeting of shareholders.

The Board has five standing committees: an Audit Committee, a Compensation Committee, a Capital Planning Committee, a Technology Committee and a Corporate Governance and Risk Committee.

The following table sets forth the members of the Board and the committees of the Board on which they served at December 31, 2012.

Name of Director	Audit	Compensation	Capital Planning	Technology	Corporate Governance and Risk
Non-Employee Directors:
Ann W. Bresnahan	Member				Member
Robert J. Campbell	Member		Chair
David C. Flanagan	Member	Chair
Craig S. Gunderson		Member			Member
John W. Holmes		Member
James H. Page				Chair
John M. Rohman				Member	Member
Robin A. Sawyer	Chair		Member
Karen W. Stanley		Member			Chair
Employee Directors:
Gregory A. Dufour			Member	Member

We operate within a comprehensive plan of corporate governance for the purpose of defining director independence, assigning Board responsibilities, setting high standards of professional and personal conduct for directors, officers, and employees, and assuring compliance with such responsibilities and standards. We regularly monitor developments in the area of corporate governance.

Our Board has determined that the following directors, constituting nine of the Company’s ten directors, are each an “independent director” as such term is defined in NASDAQ’s listing standards: Messrs. Campbell, Flanagan, Gunderson, Holmes, Page and Rohman and Mses. Bresnahan, Sawyer, and Stanley. Our Board also has determined that each member of the Audit Committee, the Compensation Committee, and the Corporate Governance and Risk Committee meets the independence requirements applicable to those committees as prescribed by NASDAQ, the Securities and Exchange Commission, the Internal Revenue Service, and applicable committee charters.

Audit Committee

The Audit Committee assists the Board of Directors in overseeing, among other things, the integrity of the Company’s financial reports, the Company’s compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent accountants, and the performance of the Company’s internal audit function and independent accountants. The Audit Committee meets each quarter with the Company’s independent accountants and management to review the Company’s interim financial results before the publication of quarterly earnings press releases. On a quarterly basis, the Audit Committee also reviews the adequacy of the Company’s internal controls and summaries of regulatory examinations to assess the Company’s program for complying with laws and regulations. The Audit Committee also meets separately each quarter in executive session with the independent accountants. The Audit Committee oversees and approves the selection and performance of the Internal Auditors and reviews and approves the Company’s internal audit plan. Annually the Audit Committee also reviews and updates the Committee charter, reviews and evaluates Committee performance, and participates in the preparation of the audit report contained in this Proxy Statement.

The Board of Directors has determined that all four members of the Audit Committee satisfy the financial literacy requirements of the NASDAQ listing standards. Additionally, the Board of Directors has determined that Ms. Sawyer, CPA, qualifies as an “audit committee financial expert” as defined by the SEC rules. This Committee met eight times during 2012. The Audit Committee operates under a written charter, a copy of which is available on the Company’s website at www.camdennational.com.

Compensation Committee

The Compensation Committee assists the Board of Directors in discharging the Board’s responsibilities relating to compensation of the Company’s directors and executives, and oversees the Company’s overall compensation and benefit programs. The Compensation Committee also reviews the Company’s incentive compensation and other equity plans and recommends changes to the plans as needed. The Compensation Committee reviews all compensation components for the Company’s Chief Executive Officer and other executive officers, including base salary, annual incentive, long-term incentives, benefits and other elements of compensation. In addition to reviewing competitive market factors, the Compensation Committee also examines the total compensation mix, and how all elements, in the aggregate, comprise the executive’s total compensation package. Decisions by the Compensation Committee with respect to the compensation of executive officers are approved by the full Board of Directors.

The Compensation Committee met eleven times during 2012. The Compensation Committee operates under a written charter, a copy of which is available on the Company’s website at www.camdennational.com.

Mr. Flanagan (Chair), Gunderson, and Holmes and Ms. Stanley served as members of the Compensation Committee. Mr. Rendle Jones also served on the Compensation Committee in 2012, until his retirement from the Board of Directors in December 2012. No member of the Compensation Committee was an officer, employee or former employee of the Company, or had any relationship with the Company requiring disclosure herein.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Messrs. Flanagan, Gunderson, and Holmes and Ms. Stanley. None of these persons has served as an officer or employee of the Company. None of these persons had any relationships with the Company requiring disclosure under applicable rules and regulations of the SEC.

Corporate Governance and Risk Committee

The Company believes that a key element of effective risk management is strong corporate governance, and accordingly has combined the oversight of these areas in a single committee, Corporate Governance and Risk Committee. This committee assists the Board of Directors by proposing director nominees to the Board; overseeing an annual evaluation of the Board, management and Board committees; overseeing the Company’s risk management program; and reviewing the adequacy of the Company’s Articles of Incorporation and By-laws.

The Corporate Governance and Risk Committee assists the Board of Directors by identifying and recommending individuals qualified to serve as directors of the Company, and as chairs and members of committees of the Board of Directors. The Corporate Governance and Risk Committee is also responsible for certain corporate governance practices, including the development of ethical conduct standards for our directors, officers and employees and an annual evaluation to determine whether the Board of Directors and its committees are functioning effectively.

The Corporate Governance and Risk Committee expects to identify nominees to serve as directors of the Company primarily by accepting and considering the suggestions and nominations made by directors, management and shareholders. To date, the Corporate Governance and Risk Committee has not engaged any third parties to assist in identifying candidates for the Board of Directors. In general, the Corporate Governance and Risk Committee would expect to re-nominate incumbent directors who express an interest in continuing to serve on the Board. The Corporate Governance and Risk Committee has established minimum qualifications for recommended nominees that include evaluating nominees for directors based on their integrity, judgment, independence, financial and business acumen, relevant experience and their ability to represent and act on behalf of all shareholders, as well as the needs of the Board of Directors. In addition to any other standards, the Corporate Governance and Risk Committee may deem appropriate from time to time for the overall structure and composition of the Board, the Corporate Governance and Risk Committee may consider the following factors when recommending that the Board select persons for nomination:

•	whether the nominee has direct experience in one of the following six areas: (1) accounting, (2) technology, (3) investment management/wealth management, (4) law/legal, (5) marketing, or (6) business management/business educator/CEO or in the financial services industry; and
•	although the Company does not have a diversity policy, the Corporate Governance and Risk Committee may consider whether the nominee, if elected, assists in achieving a mix of Board members that represent a diversity of background and experience and diversity in terms of gender, ethnicity and age.

The Corporate Governance and Risk Committee also oversee the risk management practices and oversight for the Company. The Corporate Governance and Risk Committee annually reviews the Company’s Risk Management Policy, and semi-annually the Risk Assessment Process, and then recommend the policy to the Board for approval. It is the intent of the Company and its Board of Directors to ensure, through this Policy, which identifies our major areas of risk, and related policies, procedures and programs to manage those risks, that it has a sound enterprise risk management program that identifies, measures, monitors, eliminates, mitigates and controls risk in the Company’s systems, processes, and people. Direct oversight and responsibility for the Company’s Risk Management Program is delegated to the Executive Vice President of Risk Management, who is a member of executive management. This structure reflects the Company’s commitment to risk management. The Executive Vice President of Risk Management reports to the President and Chief Executive Officer of the Company and provides reports and serves as management’s liaison to both the Corporate Governance and Risk Committee and Audit Committee. The Company’s Risk Management

Program is designed to provide sufficient information to management and the Board of Directors to assist them in properly and adequately evaluating the Company’s compliance with the Risk Management Program.

There can be no assurance that the Board’s risk oversight structure has identified and addressed every potential material risk, and there may be additional risks that could arise in the Company’s business. Both known and unknown risks could result in potential material financial and/or business losses despite the Board’s efforts to oversee risk.

The Corporate Governance and Risk Committee held six meetings during 2012. The Corporate Governance and Risk Committee operate under a written charter, a copy of which is available on the Company’s website at www.camdennational.com.

Capital Planning Committee

The Capital Planning Committee assists the Board of Directors in discharging the Board’s responsibilities relating to management of capital for the Company and its subsidiaries, and coordinates capital generation and deployment activities. The Committee is also responsible for ensuring compliance with regulations pertaining to capital structure and levels. This Committee met once during 2012.

Technology Committee

The Technology Committee assists the Board of Directors in discharging the Board’s responsibilities relating to management of technology efforts to meet current strategic needs as well as position itself to anticipate future requirements that are a result of organizational growth and technology innovations. This Committee met three times during 2012.

Leadership Structure

The leadership structure of the Company is determined by the Corporate Governance and Risk Committee. The Corporate Governance and Risk Committee nominate the directors to serve, including any management directors. Except for the Chief Executive Officer of the Company, all directors of the Company are considered “independent” directors. The Chairman of the Board is an independent director and, in accordance with the charter of the Corporate Governance and Risk Committee, serves as the Chair of the Corporate Governance and Risk Committee. Management directors do not serve as Chairs of any of the Board’s Committees nor do they regularly participate in the Corporate Governance and Risk Committee or Compensation Committee meetings. Upon a Chief Executive Officer’s retirement from his management role, his director role is concurrently retired as well. The Corporate Governance and Risk Committee nominate the Chairman role for election by the entire Board. The independent directors meet in executive session directly after board meetings periodically to ensure that there is adequate oversight of management and to ensure that there is ample time to assess the Company’s activities separate from management. The Corporate Governance and Risk Committee feel strongly that this leadership structure is prudent and provides sufficient segregation and independence.

Director Qualifications and Experience

The table below identifies the specific experience, qualifications, attributes and skills that led to the conclusion by the Board of Directors that each director nominee should serve as a director of the Company. For each director who is not standing for election, the following table identifies the specific experience, qualifications, attributes and skills that the Board of Directors would expect to consider if it were making a conclusion currently as to whether such person should serve as a director. The Corporate Governance and Risk Committee and the Board of Directors did not currently evaluate whether these directors should serve as directors, as the terms for which they have been previously elected continue beyond the Annual Meeting. This information supplements the biographical information provided above. In addition to the information presented below regarding each person’s specific experience, qualifications, attributes and skills that led the Board to the conclusion that he or she should serve as a director, we also believe all of our directors have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company and its shareholders.

	A. Bresnahan	R. Campbell	G. Dufour	D. Flanagan	C. Gunderson	J. Holmes	J. Page	J. Rohman	R. Sawyer	K. Stanley
Diversity
Male		✓	✓	✓	✓	✓	✓	✓
Female	✓								✓	✓
Business Experience
General Business Acumen	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Financial Services Industry Knowledge		✓	✓							✓
Experience in Managing Growth			✓	✓	✓	✓	✓	✓	✓	✓
Experience in Organization Development	✓		✓	✓	✓	✓	✓	✓	✓	✓
Executive Experience & Knowledge	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Financial Service Experience		✓	✓
Audit, Compensation or Corporate Governance Experience	✓	✓	✓						✓	✓
Regulatory Experience		✓	✓		✓				✓	✓
Large Shareholder Relationship Experience		✓	✓
Well Connected to the Community	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Professional Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Collegiality	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Industry Experience
Accounting			✓						✓
Merchandising				✓		✓				✓
Insurance		✓
Technology			✓		✓		✓	✓
Asset Management	✓	✓	✓						✓
Community Relations	✓	✓	✓	✓		✓	✓	✓	✓	✓
Management		✓	✓	✓	✓	✓	✓	✓	✓	✓

Board Evaluations

Each year, each committee completes a self-assessment of the committee’s performance and reports the findings to the full Board. All nominees who are members of the Board are peer evaluated and complete a self-evaluation which is reviewed by the Corporate Governance and Risk Committee when recommending a slate of candidates to be nominated by the full Board. Finally, on a periodic basis, Board members complete a confidential survey provided through an outside firm which solicits feedback from our directors with respect to the effectiveness of the Board.

Mandatory Director Retirement

The Company has a policy that requires directors to retire from the Board of Directors immediately upon reaching the age of 70.

Director Stock Ownership Guidelines

The Company’s Bylaws require directors to beneficially own shares of stock of the Company having a market value of $50,000 (“Qualifying Shares”). The Board of Directors may, in its discretion, permit a director to satisfy the Qualifying Shares requirement by agreeing to purchase, within 90 days of such person’s election as a director, at least 100 shares of stock of the Company and applying 100% of such person’s directors fees, after taxes, to purchasing the balance of the Qualifying Shares, subject to trading window requirements.

Certain Business Relationships

No nominee for director, other continuing director or executive officer of the Company engaged in any transaction, or series of transactions, with the Company or any of its subsidiaries during 2012 in which the amount involved, exceeded or exceeds $120,000, other than the financial transactions described below in “Indebtedness of Management.”

Indebtedness of Management

The Company’s nominees for directors, continuing directors and executive officers, members of the immediate family of continuing directors and executive officers, and entities which directors, continuing directors or executive officers control (other than subsidiaries of the Company), have had, and are expected to have in the future, loan transactions with one or more of the Company’s subsidiaries. As of December 31, 2012, the outstanding loans by the Company’s subsidiary bank to the Company’s nominees for directors, continuing directors and executive officers amounted to an aggregate of approximately $6.7 million. These loans were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons, and did not involve more than the normal risk of collectability or present other unfavorable features.

All loans made by the Company and its bank subsidiary to directors and executive officers are regulated by the Company’s federal regulators. These regulations (known as “Regulation O”) set forth various practices and reporting requirements for loans to directors and officers. In addition, the Sarbanes-Oxley Act of 2002 permits banks and bank holding companies to extend credit to their directors and officers provided that such extensions of credit are (a) made or provided in the ordinary course of the consumer credit business of such issuer; (b) of a type that is generally made available by such issuer to the public; and (c) made by such issuer on market terms, or terms that are no more favorable than those offered by the issuer. We have adopted written policies to implement the requirements of Regulation O, which restricts the extension of credit to directors and executive officers and their family members and other related interest. Under these policies, extensions of credit that exceed regulatory thresholds must be approved by the Board of Directors of the appropriate subsidiary. We believe that all extensions of credit to our directors and officers satisfy the foregoing conditions.

Shareholder Communication with the Board

Our shareholders may communicate directly with the members of the Board of Directors by writing directly to those individuals c/o Camden National Corporation at the following address: Two Elm Street, Camden, Maine 04843. Our policy is to forward, and not to intentionally screen, any mail received at our corporate office that is sent directly to an individual director.

Code of Business Conduct and Ethics

Our Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors. The Code covers compliance with law; fair and honest dealings with the Company, with competitors and with others; fair and honest disclosure to the public; and procedures for compliance with the Code. You can review our Code of Conduct and Ethics on our website located at www.camdennational.com.

REPORT OF THE AUDIT COMMITTEE

In accordance with the Audit Committee charter, the Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management is responsible for preparing the financial statements and for designing and implementing the reporting process, including the system of internal controls, and has represented to the Audit Committee that such financial statements were prepared in accordance with generally accepted accounting principles. The independent registered public accounting firm is responsible for expressing opinions on the conformity of those audited financial statements with U.S. generally accepted accounting principles. The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm, together and separately, the Company’s audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for 2012.

The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Section AU 380 of the Public Company Accounting Oversight Board’s (“PCAOB”) Interim Auditing Standards, Communications with Audit Committees, and related interpretations and rules. In addition, the Audit Committee has discussed with the independent registered public accounting firm the auditors’ independence from the Company and its management, including the matters in the written disclosures and letter which were received by the Audit Committee from the independent registered public accounting firm as required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the auditors’ independence, and concluded that the auditors are independent.

During 2012, the Audit Committee performed all its duties and responsibilities under the Audit Committee Charter. In addition, based on the reports and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements of the Company for 2012 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the Securities and Exchange Commission. Respectfully submitted by the members of the Audit Committee of the Board:

Robin A. Sawyer, CPA, Chairperson
Ann W. Bresnahan
Robert J. Campbell
David C. Flanagan

The foregoing report shall not be deemed to be “soliciting material” or to be “filed” with the SEC and should not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director Compensation

The following table shows, for the year ended December 31, 2012, information on compensation earned by or awarded to each non-employee director who served on the Company’s Board during 2012.

Name	Fees Earned or Paid in Cash by Company ($)	Fees Earned or Paid in Cash by Subsidiaries ($)		Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings(1) ($)	All Other Compensation ($)	Total ($)
Ann W. Bresnahan	$18,200	$12,000	(3)	$—	$—	$—	$—	$—	$30,200
Robert J. Campbell	15,100	12,000	(3)	—	—	—	—	—	27,100
David C. Flanagan	24,975	600	(4)	—	—	—	—	—	25,575
Craig S. Gunderson	20,125	—		—	—	—	—	—	20,125
John W. Holmes	19,475	600	(4)	—	—	—	—	—	20,075
Rendle A. Jones(2)	20,875	12,600	(5)	—	—	—	—	—	33,475
James H. Page	16,225	600	(4)	—	—	—	—	—	16,825
John M. Rohman	18,450	—		—	—	—	—	—	18,450
Robin A. Sawyer	18,325	—		—	—	—	—	—	18,325
Karen W. Stanley	26,375	5,000	(6)	—	—	—	—	—	31,375

(1)	We maintain a Directors Deferred Compensation Plan. Under this plan, deferred amounts are valued based on corresponding investments in certain investment funds which may be selected by the director. No plan earnings are considered to be “above-market” or “preferential” and as such no amounts are reported in this column.
(2)	Mr. Jones retired from the Board of Directors in December 2012.
(3)	Fees received as a director of Acadia Trust, N.A., a subsidiary of the Company.
(4)	Committee fees received from Camden National Bank, a subsidiary of the Company.
(5)	Fees of $600 received as a director of Camden National Bank and $12,000 received as a director of Acadia Trust, N.A., both subsidiaries of the Company.
(6)	Fees received as chairman of Camden National Bank.

Retainer and Meeting Fees

Directors who are also employees do not receive any compensation for serving as directors or as members of committees. There were no changes to director compensation for 2012. Directors who were not employees during 2012 received a $625 monthly retainer ($775 for chairpersons of the Audit and Compensation Committees), $600 for attendance at each meeting of the Board of Directors, and $325 for attendance at each committee meeting ($500 for the Audit Committee) of the Board of Directors. The Chairman of the Compensation Committee also receives $500 for attendance at each committee meeting. In addition, the Chairman of our Company’s Board of Directors receives an annual retainer of $7,500. No additional fees were paid for membership on committees or for attendance at board or committee meetings.

In 2012, Directors that were also a director of Camden National Bank (“Bank”), a subsidiary of the Company, received $200 for attendance at each Bank committee meeting they attended and the Chairman of our Company’s Board received an annual retainer of $5,000 as Chairman of the Bank’s Board of Directors. However, Company Directors did not receive the Bank’s Board of Directors’ monthly retainer of $400 or the fee for attendance at each meeting of $400. Directors that were also a director of Acadia Trust, a subsidiary of the Company, received a $12,000 annual retainer.

The Compensation Committee recommended the following changes to director compensation for 2013 after reviewing director compensation levels with assistance from our compensation consultant:

•	A $729 monthly retainer ($1,354 for chairpersons of the Audit and Compensation Committees),
•	$1,000 for attendance at each meeting of the Board of Directors, and,
•	$500 for attendance at each committee meeting ($825 for Audit and Compensation Committees) of the Board of Directors,
•	$500 for attendance at each committee meeting of the Bank subsidiary,
•	For directors of Acadia Trust, a $467 monthly retainer, and $600 for attendance at each meeting of the Acadia Trust Board of Directors.

In addition, the Compensation Committee recommended that the annual retainer for the Chairperson of our Company’s Board of Directors increase to $15,000 and for the Chairperson of the Bank Board of Directors to $10,000. The new fee schedule was approved by the full Board of Directors and is effective as of January 1, 2013.

Directors Deferred Compensation Plan

The Company maintains a Directors Deferred Compensation Plan under which each non-employee director of the Company and the Bank may elect to defer all or a portion of his or her annual retainer and/or chair and meeting fees. Under the Directors Deferred Compensation Plan, a participating director may elect from various payment alternatives, but full payout must occur no later than the tenth anniversary of the director’s separation from service. Deferred amounts are valued based on corresponding investments in certain investment funds (similar to those offered in our Company’s 401(k) Plan) which may be selected by the director. The Directors Deferred Compensation Plan is a nonqualified deferred compensation plan under which distributions are made from the general assets of the Company under the direction and oversight of the Compensation Committee.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with executive management the Compensation Discussion and Analysis that immediately follows this report, required by Item 402(b) of SEC Regulation S-K. Based on the review and discussion, the Compensation Committee recommended to the Board that the 2012 Compensation Discussion and Analysis be included in the Proxy Statement and incorporated as referenced in our Annual Report on Form 10-K for the year ended December 31, 2012. Respectfully submitted by the members of the Board Compensation Committee:

David C. Flanagan, Chairman Craig S. Gunderson John W. Holmes Karen W. Stanley

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The following discussion provides an overview and analysis of the philosophy and objectives of the Compensation Committee (the “Committee”) in designing compensation programs for the Company’s management. Addressed in the discussion are the compensation determinations for the Company’s named executive officers and the rationale for those determinations. Starting on page 36 are compensation tables for the named executive officers that provide more detailed information.

Financial Highlights

The Company’s net income for 2012 was $23.4 million, or $3.06 per diluted share, compared to net income of $26.2 million, or $3.40 per diluted share, for 2011. Net income in 2012 was impacted in the fourth quarter of 2012, due to a combination of acquisition expenses and recurring operating expenses related to the acquisition of 14 branches from Bank of America on October 26, 2012. The financial performance translated to a return on average assets and return on average equity for 2012 of 0.98% and 10.31%, respectively, and compared favorably to the Company’s peer group averages of 0.81% and 8.55% respectively, for the twelve months ended December 31, 2012. The efficiency ratio (non-interest expense excluding prepayment penalties and acquisition costs divided by net interest income on a tax equivalent basis plus non-interest income excluding net investment securities gains/losses and OTTI) was 57.45% for the year ended December 31, 2012, compared to 54.68% for 2011.

Non-performing assets represented 1.13% of total assets as of December 31, 2012 compared to 1.27% at year-end 2011. This ratio has decreased slightly over last year, and seen a favorable shift in the composition with a decline in non-accrual loans and other real estate owned into restructured loans. Overall, the general weak economy, lower real estate valuations, and the impact from legislative changes lengthening foreclosure timelines, among other factors has contributed to the level of non-performing assets.

Risk Review

In 2012, the Company conducted an evaluation of its incentive plans with the consultation of McLagan and assistance from Human Resources and Risk Management, to ensure risk management processes, risk mitigation practices and the internal control structure are in place to maintain the Company’s risk profile within acceptable limits and ensure employees are not incented to take excessive risk positions. Based upon this review, the triggers that drive the awards, the business planning and budgeting processes, the internal controls which support the accurate reporting of actual results, and the risk management processes and mitigating features that ensure management operates within established risk tolerance guidelines, it was determined that the Company’s incentive plans do not lead to excessive risk taking pursuant to industry standards. Additionally, the plans lead to long-term value creation for the Company and demonstrate compliance with regulatory guidance on incentive compensation practices.

Annually, the Committee reviews the incentive plan risk analysis with the EVP Risk Management to ensure that the Company’s incentive plans do not encourage practices that take unnecessary or excessive risk.

Executive Summary

The Compensation Committee believes that executive compensation should be linked with the Company’s performance and aligned with the interests of the Company’s shareholders. In addition, executive compensation should be designed to allow the Company to recruit, retain and motivate employees who play a significant role in the organization’s current and future success.

One of the Committee’s goals is to focus management on the Company’s long-term performance. The Committee believes that long-term equity awards are effective tools for aligning management and shareholder interests in order to increase overall shareholder value. In addition, the named executive officers are responsible for implementing long-term initiatives for the Company that, by definition, take more than one fiscal year to accomplish. Stability and continuity among the named executive officers aids the Company in its implementation of such long-term initiatives. However, a portion of the named executive officers’ annual compensation is also linked to the short-term success of the Company in order to motivate and reward executives to achieve Company objectives and to attract and retain high caliber talent.

Three years ago, McLagan, the Company’s compensation consultant evaluated the Company’s total compensation package (base salary, annual incentive, and equity-based awards) for the Company’s executive team and the results indicated the Company’s executive compensation was below the market median (50th percentile) of the peer group. When evaluating the Company’s business performance relative to the peer group, the Company’s performance has ranked in the top 25th percentile when comparing return on equity, return on assets, and efficiency ratio. Accordingly, the Company’s relative business performance has ranked higher than the corresponding compensation level. Working with McLagan, the compensation consultant over the past several years, the Compensation Committee has improved alignment of the executive’s compensation closer to the 50th percentile of the peer data.

Each element of compensation paid to the Company’s named executive officers is designed to support one or more of the objectives described below under “Compensation Philosophy and Objectives.”

Compensation Committee Activity and Key Initiatives During 2012

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company held an advisory vote on the compensation of its executive officers (“say on pay”) at the 2012 annual shareholders meeting. The Company’s shareholders approved the compensation of our named executive officers, with over 95% of shareholder votes cast in favor of the say-on-pay resolution. As we evaluated our compensation practices throughout fiscal 2012, we were mindful of the strong support our shareholders expressed for our philosophy of linking compensation to performance and the interests of the Company’s shareholders. As a result, the Compensation Committee continued to apply the same principles and philosophy it has used in previous years in determining executive compensation and will continue to consider shareholder feedback in the future.

The Compensation Committee evaluates existing compensation program components on an ongoing basis to maintain the Company’s competitive position and to meet the goal of attracting, motivating, and retaining key executives. In 2012, the Compensation Committee met eleven (11) times and completed the following initiatives:

•	Review of overall compensation for Executive Officers and Non-executive Officers — The Compensation Committee reviewed the mix of compensation and rewards, as well as engaged McLagan to assist with management in a comprehensive Incentive Plan Risk analysis of incentive plans used to reward stakeholders at all levels in the organization.
•	Approval of 2009 Long-Term Performance Share Plan Payout — The Compensation Committee reviewed and approved the payout under the LTIP for the 2009 – 2011 Performance Period.
•	Approval of 2012 Long-Term Performance Share(“LTIP”) Plan — The Compensation Committee reviewed and approved the key metrics for the LTIP for the 2012 – 2014 Performance Period.
•	Review of Executive Incentive Plan (“EIP”) — The Compensation Committee reviewed the payout levels and the Company-wide performance against performance measures set for 2011 and recommended to the Board an award incentive under the 2011 EIP to executive officers at the 105% performance level (see Annual Cash Incentives on page 28). The Committee also reviewed and approved the EIP participants and targets for 2012.
•	Review of Incentive Payouts, Restricted Stock Grants and Stock Option Awards — The Compensation Committee reviewed management’s recommendation and approved Stakeholder Incentive Plan payouts. In 2012, the Committee recommended, and the Board approved, granting restricted stock, in place of stock options, to high performers at the vice president and above levels. This change was made as restricted stock motivates and retains top performers due to shorter vesting periods for Company ownership and the recipient realizes the value without having to take additional action. In 2012, stock options were granted to vice presidents at time of hire.

•	Engaged Independent Compensation Consultant — The Committee engaged McLagan in 2012 to provide guidance in several critical areas such as impact of regulation on compensation and incentive practices, benchmarking and best practice analysis, director and executive compensation, regulatory reporting support, peer group analysis, policy and procedure review, and trends and changes.
•	Peer Performance Review — The Committee, with the assistance of its independent compensation consultant, reviewed the Company’s peer group used in comparing executive and director compensation.
•	Director Compensation Analysis — The Committee reviewed director compensation and analyzed against the Company’s peer group and other director compensation survey results. It was noted that director compensation had not increased since 2004 and a change was needed to remain competitive for recruiting and retention purposes and to recognize the increased responsibility of the director role. The Committee recommended, and the Board approved, a change in director compensation structure effective January 1, 2013. The new structure better aligns director compensation at the 50th percentile of the peer group, which supports the practice that has been followed for executive compensation over the past several years.
•	Risk Review — The Compensation Committee reviewed the Company’s executive compensation policies and practices and determined that such policies and practices are in compliance, appropriately balance risk and reward, and do not encourage excessive risk taking.
•	Stock Option and Incentive Plan — In March 2012, the Committee recommended to the Board for approval a new 2012 Equity and Incentive Plan to replace the expiring 2003 Stock Option and Incentive Plan. The Board approved the 2012 Equity and Incentive Plan and at the Annual Meeting in May 2012, Shareholders approved the new 2012 Equity and Incentive Plan to replace the expiring 2003 Stock Option and Incentive Plan.
•	Met with Executive Officers — The Committee meets annually with the executive officers to have an informal discussion on the executive benefits package. This provides an open dialog regarding the executive benefits package and an opportunity for questions and answers. In addition, the executive officers receive an annual education on the benefits program.
•	Reviewed the Defined Contribution Retirement Plan — The Compensation Committee reviewed the Defined Contribution Retirement Plan and will be recommending in 2013 that it be amended to offer installment payment options at the time of retirement in addition to the lump sum distribution currently in the Plan.

Compensation Philosophy and Objectives

The Committee’s compensation philosophy is to attract and retain highly qualified executives by providing a mix of salary and incentives that appropriately motivate executives while also maximizing shareholder value. This is achieved by establishing meaningful performance goals that discourage risk related behaviors, and ensuring executives have comprehensive knowledge of the total compensation package. The executive compensation programs have been designed to:

•	Provide competitive base salaries and short- and long-term incentives that align executives’ interests with the Company’s short- and long-term financial goals;
•	Drive performance and motivate executives toward the goal of enhancing long-term shareholder value;
•	Balance cash and equity compensation with a focus on increasing an executive’s equity ownership over time;
•	Attract and retain highly-qualified executives needed to achieve strategic goals, and maintain a stable executive management group; and
•	Allow flexibility in responding to changing laws, accounting standards, and business needs, as well as the constraints and dynamic conditions in the markets in which we do business.

Decisions regarding executive compensation are evaluated in light of the Company’s past performance, local and regional job market availability for each position, economic conditions in the state of Maine, and the Company’s short- and long-term business plans. Moreover, the Committee’s goal is to review and analyze each element of compensation, considering the entire compensation package. The Committee seeks to ensure that rewards for executives, such as annual incentives and equity compensation, are appropriate in relation to shareholder returns for the same period.

Role of the Compensation Committee

The duties and responsibilities of the Compensation Committee include, among other things, overseeing the Company’s overall executive compensation philosophy, measuring performance with respect to established goals and objectives, designing the components of executive compensation, reviewing the Company’s executive compensation plans and the risks these plans pose to the Company, and establishing compensation for the Company’s named executive officers. The Committee is currently composed of four independent directors, Mr. Flanagan (Chairman), Gunderson, and Holmes and Mrs. Stanley. Mr. Jones served as a member of the Committee in 2012 and retired from the Board in December 2012.

The Committee makes compensation decisions for the Company’s named executive officers, including the establishment of frameworks for how executives will be compensated and approval of recommendations regarding equity awards at the executive and non-executive levels. The Committee receives recommendations concerning these decisions from the CEO for executive officers and all other employees, other than the CEO. Decisions regarding non-equity compensation for non-executive officers are made by the CEO in conjunction with members of executive management. For non-executive officers, the CEO is responsible for establishing the framework on how these individuals will be compensated. These decisions, including salary adjustments and annual equity and non-equity incentive plan award amounts, are ultimately presented to the Committee for review. As is the case with the executive officers, the Committee can exercise its discretion in modifying recommended adjustments or awards for these individuals. The Committee assists the Board in discharging the Board’s responsibilities related to compensation of directors and executive officers, and oversees the Company’s total compensation, benefits and rewards programs. The Committee also oversees the preparation of executive compensation disclosures for inclusion in the Company’s annual proxy statement.

Role of Executives and Compensation Committee Deliberations

Carolyn C. Crosby, Senior Vice President, Human Resources Director served as management’s liaison to the Compensation Committee. Ms. Crosby assisted in the administration of executive compensation programs, prepared Committee and Board meeting materials, worked with consultants and legal counsel engaged by the Committee, and performed work as requested, including the preparation of peer analyses, based on a peer group selected by the Committee. The Chief Financial Officer of the Company, Deborah A. Jordan, provided the Committee with a quarterly update of the Company’s financial performance measures under the short- and long-term incentive programs. The President and CEO of the Company, Gregory A. Dufour, occasionally attended portions of the meetings at the invitation of the Committee’s Chairman, and made recommendations with respect to base salary, annual incentives, and equity compensation for executive officers who report to him. Mr. Dufour was not present at any Compensation Committee meetings in which his compensation was discussed or voted on.

Interaction with Consultants

The Committee utilizes the services of various consultants when deemed appropriate. The Company’s primary legal counsel for compensation-related matters, Goodwin Procter LLP, has assisted for a number of years by providing legal review of compensation plan documentation, as well as assistance on compensation-related regulatory filings. In 2010, the Committee engaged the consulting services of McLagan. For the 2012 fiscal year, McLagan assisted the Company with a review of its proxy disclosure, provided guidance on a risk review of Company incentive plans, reviewed and revised the compensation peer group, and conducted a market analysis of executive salaries and director compensation. In early 2012, the Compensation Committee engaged McLagan to conduct a thorough review of executive total compensation, to ensure the Company’s pay practices are competitive, fit within the Company’s compensation philosophy, and comply with regulatory guidance. The Committee has also used the services of several attorneys, such as with the initial drafting of the 2012 Equity and Incentive Plan by Bernstein, Shur, Sawyer & Nelson, P. A., to ensure compensation plans and programs are properly administered, documented, and meet legal and regulatory requirements.

Compensation Committee's Relationship with its Independent Compensation Consultant

The Compensation Committee considered the independence of McLagan in light of new SEC rules and proposed NASDAQ listing standards. The Compensation Committee requested and received a report from McLagan addressing McLagan's and the senior advisors involved in the engagement's independence, including the following factors: (1) other services provided to us by McLagan; (2) fees paid by us as a percentage of McLagan's total revenue; (3) policies or procedures maintained by McLagan that are designed to prevent a conflict of interest; (4) any business or personal relationships between the senior advisors and a member of the Compensation Committee; (5) any company stock owned by the senior advisors; and (6) any business or personal relationships between our executive officers and the senior advisors. The Compensation Committee discussed these considerations and concluded that the work performed by McLagan and McLagan's senior advisors involved in the engagements did not raise any conflict of interest.

Peer Group and Benchmarks

The Committee utilizes appropriate benchmarks for compensation analyses as an effective method for evaluating executive and director compensation. Accordingly, at least every two years the compensation consultant provides the Committee detailed peer group comparison reports that include base salaries and total cash compensation (which includes base salaries and annual incentive compensation). The Committee uses this information to determine appropriate salary and incentives levels for executive officers and directors.

The financial performance and compensation peer group is made up of: 1) Maine-based publicly-traded financial institutions; 2) New England-based publicly-traded institutions with assets between $1 billion and $5 billion; and 3) publicly-traded financial institutions from other states based on comparable economic environments, including New York, with assets between $1 billion and $4 billion. The peers selected by the Compensation Committee with the assistance of McLagan, share similarities in size, efficiency ratio, return on assets, and return on equity. This peer group meets the goal of comparing executive and director compensation with comparable institutions whose managers and directors are overseeing and managing similarly-sized balance sheets and constituencies.

The members of the peer group are:

Alliance Financial Corporation Arrow Financial Corporation Bar Harbor Bankshares Berkshire Hills Bancorp, Inc. Brookline Bancorp, Inc. Canandaigua National Corporation Century Bancorp, Inc.	Enterprise Bancorp, Inc.
Financial Institutions, Inc.
First Bancorp, Inc.
Hingham Institution for Savings
Independent Bank Corp.
Merchants Bancshares, Inc. Meridian Interstate Bancorp,
  Inc. (MHC)
Provident New York Bancorp	Rockville Financial, Inc. (MHC) Tompkins Financial Corporation TrustCo Bank Corp NY United Financial Bancorp, Inc. Washington Trust Bancorp, Inc. Westfield Financial, Inc.

The peer group was largely unchanged from the prior group: three peers were removed due to acquisition, and two peers were added that fit within the desired criteria: Beacon Federal Bancorp and Hingham Institution for Savings. Utilizing recent performance data, the Compensation Committee concluded the Company’s overall performance compared favorably with that of the peer group. For 2012, the Company’s return on average equity of 10.31% compared to a peer group median of 8.97% and a peer group average of 8.55%. For the same period, the Company’s return on average assets and efficiency ratio were 0.98% and 60.76%, respectively, compared to a peer group median of 0.84% and 65.77%, respectively, and a peer group average of 0.81% and 66.25%, respectively.

The Committee’s competitive pay objective for executive compensation is to pay at or as near as possible to the 50th percentile of the peer group. Compensating at this level is necessary to attract and retain the executive talent needed to fulfill the Company’s strategic objectives. This pay range was also selected as being representative of compensation levels that are more equivalent to our markets and to our competitors. To ensure the Company remains competitive in the market, the Committee established a goal to more closely align total compensation to the 50th percentile of the peer group.

In the first quarter of 2012, the Committee engaged McLagan to conduct an Overall Compensation Review of executive compensation. Salary levels for the NEOs ranged from 13% below to 1% above the corresponding peer medians, and total compensation levels were all positioned between the 25th and 75th percentiles. The Committee will continue to make compensation adjustments, based on performance, where applicable, for alignment at the 50th percentile of peer group.

Elements of Compensation

In 2012, the compensation for the named executive officers comprised the following elements, each of which are discussed below:

Element	Description	Primary Objectives
Base salary	Fixed cash payment reflecting executive’s responsibilities, performance and expertise.	• Provide basic level of compensation
• Recruit and retain executives
Executive Incentive Plan (“EIP”)	Annual cash incentive which is contingent on achievement of Company and individual performance goals related to the current fiscal year.	• Encourage and reward individual and overall Company performance relative to current plans and objectives.
Long-Term Performance Shares (“LTIP”)	Executives can earn a number of shares (from zero to 200% of the target award) based upon Company’s achievement of performance objectives over a three-year performance period.	• Align the interests of executives with shareholders.
• Promote achievement of long-term financial and strategic objectives.
Management Stock Purchase Plan (“MSPP”)	Executives and officers at the level of Vice President and above receive restricted shares in lieu of a portion of annual incentive at a discount. Vest over two years.	• Retention
• Promote stock ownership
Restricted Stock Awards	Restricted stock awards, which typically vest over three years. Executives and officers at the level of Vice President and above awarded restricted stock.	• Retention
• Promote stock ownership
Stock Options	Executives and officers at the level of Vice President and above awarded options to purchase shares of common stock at fixed prices. Typically vest over five years.	• Retention
• Promote stock ownership
Retirement and other benefits	Deferred compensation, retirement plans, retiree medical and other benefits.	• Retention
• Competitiveness
• Financial security
Change in control agreements	Severance benefits in the event of a termination of employment in connection with a change in control.	• Retention
• Competitiveness

Pay Mix

A significant portion of the CEO total compensation is in the form of incentive, or “at-risk” compensation, which will vary annually based on performance. The chart below shows (based on 2011 Proxy data) that the average pay mix for the CEO reflects a higher portion of variable pay compared to recent peer practices.

Base Salaries

Base salaries are an essential recruitment and retention tool and balance the need to attract and retain talented executives with the cost to our Company and the impact on shareholder value. Base salaries are set at a level that is competitive and appropriate for the market, but conservative to allow for significant performance-based compensation in addition to base salary. Base salaries, which are based on an executive’s expected performance against specific job criteria for the current period, are viewed in the context of “total compensation.” The Company’s financial performance, as well as market conditions impact decisions on base salaries for named executive officers. Non-cash fringe benefits (e.g., insurances, 401(k) plan benefits) must also be in a competitive range so that both cash and non-cash elements allow the Company to attract and retain top quality executives. We meet these objectives by offering competitive base salaries with periodic adjustments based on peer-group market analysis and a comprehensive employee benefit package, in addition to the other elements of executive compensation described herein.

Compensation of the Chief Executive Officer and Named Executive Officers — The CEO’s base salary is reviewed annually by the Committee in light of (a) overall Company performance; (b) performance against written goals and objectives; and (c) a comparison to the compensation of chief executive officers in other similar companies of comparable size and performance characteristics.

In 2012, Mr. Dufour’s base salary was increased from $315,000 to $390,000 as a result of the achievement of both specific strategic Company goals, individual performance goals, and an analysis of base salary compared to our peer group. The Compensation Committee considered performance factors that included exceeding the 2011 net income budget, increasing low cost deposits, sales revenues, and market share. The increase in salary improved Mr. Dufour’s competitive positioning from 30% below to 13% below the median peer salary. Mr. Dufour’s 2012 base salary was $57,000 below the 50th percentile of the peer group.

Effective February 25, 2013, Mr. Dufour’s base salary was increased to $400,000 as a result of accomplishing strategic and individual goals such as, successfully integrating 14 new branch locations in October 2012, upgrading the Company’s ATM infrastructure, exceeding the 2012 income budget, continued advancement of technology, investing in leadership development and core education programs, and educating employees on the long-term strategic vision of the organization. It is the intent of the Compensation Committee to increase Mr. Dufour’s base salary to the 50th percentile of the peer group however Mr. Dufour voluntarily limited the salary increase for 2013.

Name	Position	Base Salary 2/27/11	Base Salary 2/26/12	% Increase 2012 Over 2011	Base Salary 2/25/13	% Increase 2013 Over 2012
Gregory A. Dufour	President & CEO	$315,000	$390,000	23.8%	$400,000	2.6%

All other named executive officers’ base salaries are reviewed annually and recommendations are made to the Compensation Committee by the CEO. Recommendations are based on (a) overall Company performance; (b) performance against written goals and objectives; (c) increase in areas of responsibility; and (d) a comparison to the compensation of comparable executive officers in other companies of similar size and performance characteristics. The Committee is proactively making these salary adjustments to ensure that the Company competitively compensates and retains executive management. Based on individual performance reviews and peer group comparisons, the following increases were made to base salary for each executive officer. The Committee provided larger base salary increases for Ms. Parent in part to bring her closer to competitive peer data. McLagan’s competitive compensation analysis following the February 2012 salary increases concluded that overall, salaries for each of the Company’s officers are within a market competitive range (defined as +/- 15% of the corresponding peer median).

Name	Position	Base Salary 2/27/11	Base Salary 2/26/12	% Increase 2012 Over 2011	Base Salary 2/25/13	% Increase 2013 Over 2012
Deborah A. Jordan	EVP & CFO	$210,000	$216,300	3.0%	$225,000	4.0%
Peter F. Greene	EVP Operations and Technology	170,640	175,759	3.0%	185,000	5.3%
Timothy P. Nightingale	EVP Senior Loan Officer	202,650	209,000	3.1%	215,000	2.9%
June B. Parent	EVP Retail Banking	169,600	177,688	4.8%	192,000	8.1%

Annual Cash Incentives

The Committee, with the consultation of McLagan and assistance from Human Resources and Risk Management, conducted a risk analysis of all of the Company’s incentive plans in 2012. The results of the review demonstrated the incentive plans in place provide incentives that appropriately balance risk with reward and are compatible with effective controls and risk management.

The Executive Incentive Plan (“EIP”) is in place to motivate executives to reach or exceed the annual fiscal targets set in strategic and operating plans, as well as to achieve individual performance goals. Named executive officers, as well as others selected by the Compensation Committee and approved by the Board, were eligible to participate in the EIP in 2012. The EIP was established in 2002 and has been a successful program in motivating and rewarding short-term achievement of goals and has proven to be an effective recruitment and retention tool for top executives.

The annual EIP for executive officers, and other selected members of management, is tied specifically to the Company’s budget. Annual budgets are prepared by management and approved by the Board of Directors. In establishing the annual budget goals for the year, factors include the current operating environment (economic, interest rate, regulatory and local), as well as the Company’s strategic plan initiatives. Key financial ratios (return on assets, return on equity, earnings growth, asset quality and capital ratios) are measured against prior year performance, peer group and shareholder expectations. Potential awards are earned relative to performance to budget for the year based on budgeted net income before taxes (“NIBT”). The following table represents the 2012 annual incentive opportunity based on NIBT.

Annual Incentive Plan: 2012 Opportunity
	Incentives as % of Base Salary
NIBT	Gregory Dufour	All Other NEO
96%	8%	6%
97%	16%	12%
98%	24%	18%
99%	32%	24%
100%	40%	30%
101%	44%	33%
102%	48%	36%
103%	52%	39%
104%	56%	42%
105%	60%	45%
106%	64%	48%
107%	68%	51%
108%	72%	54%
109%	76%	57%
110%	80%	60%

Each named executive officer has a targeted incentive percentage based on the position he or she holds, and the impact of the position on overall Company results. The targeted percentages are reviewed annually by the Committee and may be adjusted. Each participant’s recommended payout is calculated based on the Company’s financial results as compared to budget (60% fixed), and on working collaboratively to successfully execute the Company’s strategic initiatives for that given year (40% discretionary). The Committee approves all payouts under the EIP and reports the same to the Board.

During 2012, there were 11 participants in the EIP, including the named executive officers. Discussion relative to the Company’s performance, as well as performance against individual goals, takes place quarterly between each executive and his or her manager, and between the chief executive officer and the Board. Communication at these regular intervals ensures executives are aware of current levels of performance and are motivated to meet established goals.

The financial performance target against budget under the EIP was achieved at 101%. The Compensation Committee determined that the Company’s actual NIBT adjusted for the branch acquisition for 2012 of $37.1 million exceeded the target NIBT of $36.6 million by 1%. The actual NIBT was adjusted by $2.8 million for branch acquisition related income and expenses that the Compensation Committee believed should not impact 2012 performance results. In February 2013, the Board accepted the recommendation of the Compensation Committee to award incentives under the EIP to executive officers in the amounts set forth below.

		Annual Incentive Plan(1)
Name	Position	2011	2012
Gregory A. Dufour	President & CEO	$187,270	$166,000
Deborah A. Jordan	EVP & CFO	93,000	71,000
Peter F. Greene	EVP Operations and Technology	74,000	57,000
Timothy P. Nightingale	EVP Senior Loan Officer	90,000	69,000
June B. Parent	EVP Retail Banking	74,000	57,000

(1)	20% used for MSPP.

The Compensation Committee recognizes the dedication of the named executive officer’s for their contribution to the success of the branch acquisition during 2012 and rewarded their efforts with a special cash bonus. The 2012 bonus was based on contributions relative to the due diligence, conversion and integration of 15 branches and over 55,000 retail deposit accounts and the sale and deconversion of one branch. These were in alignment with cash bonuses that were paid to the members of the Acquisition Steering Committee and Acquisition Project Team.

Name	Position	2012 Special Cash Bonus
Gregory A. Dufour	President & CEO	$38,000
Deborah A. Jordan	EVP & CFO	38,000
Peter F. Greene	EVP Operations and Technology	38,000
Timothy P. Nightingale	EVP Senior Loan Officer	10,000
June B. Parent	EVP Retail Banking	38,000

Long-Term Incentives

One objective of the executive compensation program is to increase executives’ equity ownership in the Company, which more closely aligns executive and shareholder interests by strengthening the executive’s personal investment in the success of our Company. To meet this objective, the Committee has utilized a long-term performance share plan, management stock purchase plan, restricted stock awards, and stock options. These programs reward executives with equity compensation, which more closely aligns the value ultimately received by named executive officers with the value created for other shareholders. The shares and options awarded generally have vesting schedules to enhance our ability to retain top performing officers, and annual or ongoing grants or purchases ensure the continuation of this value as options are exercised and shares vest.

Long-Term Performance Share Plan (or Long-Term Incentive Plan “LTIP”) — The LTIP, which is a sub-plan under the 2012 Equity and Incentive Plan, is administered by the Compensation Committee and intended to create a long-term incentive for the named executive officers, so that long-term interests of the Company are not compromised for short-term results. Awards made under the LTIP are used to achieve the twin goals of: (1) aligning executive incentive compensation with future increases in shareholder value; and (2) using equity compensation as a tool to retain key employees.

The target award level for each named executive officer is established based upon the executive officer’s level of responsibility in the Company. At the time of granting the awards, the Committee sets the award amount for each participant level to provide competitive long-term compensation. The target levels for each performance measure are set by the Committee for each long-term performance period, and are recommended by the Committee to the Board for approval. They are set in such a way as to ensure that the expense associated with the potential executive awards is an appropriate percentage of the resulting shareholder benefit. The Committee considers numerous factors in determining the target awards and the financial performance metrics based on management’s three year business plan. The analysis includes asset and income growth and the potential compensation expense under the LTIP is compared to the return to shareholders as measured by return on equity and earnings per share growth.

Each named executive officer has a predetermined “target award” which is reflected as a percentage of his or her base salary at the beginning of the long-term performance period. At the end of each long-term performance period, if the performance measure(s) and trigger(s) are met then each participant shall receive an award in accordance with the matrix, paid in Company shares. The conversion of dollar amounts into shares will be based on the market value of a share on the first day of the relevant long-term performance period. The table below details the award opportunity under the LTIPs for the 2010 – 2012 Plan, 2011 – 2013 Plan and 2012 – 2014 Plan (award opportunities have remained level over the last three years).

	Threshold	Target	Superior
LTIP Award Opportunity as % of Salary
Gregory A. Dufour, President & CEO	20.00%	40.00%	80.00%
Deborah A. Jordan, EVP & CFO	12.50%	25.00%	50.00%
Peter F. Greene, EVP Operations and Technology	12.50%	25.00%	50.00%
Timothy P. Nightingale, EVP Senior Loan Officer	12.50%	25.00%	50.00%
June B. Parent, EVP Retail Banking	12.50%	25.00%	50.00%

The Committee designed the plan to include two performance measures and two triggers, with the reward being based on a sliding performance scale of threshold, target, and superior. The two performance measures selected for the LTIP are: (1) revenue growth and (2) efficiency ratio. The two triggers are: (1) maximum asset quality measure of non-performing assets excluding performing restructured loans (“Adjusted NPA”) to total assets not to exceed 2%, and (2) minimum level of earnings threshold for net income growth of 1%. In establishing performance measures, the Committee’s goal was to reward executives for profitable revenue growth in a challenging economic and regulatory environment while maintaining quality lending standards and providing net income growth to shareholders. In establishing the performance measures, the Committee directed management to focus on the core banking franchise and thus determined that the revenue growth and efficiency ratios measurements would exclude results of the wealth management subsidiary, Acadia Trust. In addition, the LTIP performance measures are subject to modification upon a merger or acquisition.

The following table details the LTIP performance measures and level of performance along with the cumulative compensation expense under each plan as recorded in the Company’s financial statements for the years ended December 31, 2012, 2011 and 2010.

LTIP Performance Period	2010 – 2012		2011 – 2013		2012 – 2014
	Target Level	Actual End of Year 3	Target Level	Actual End of Year 2	Target Level	Actual End of Year 1
Performance Metrics and Triggers
Revenue growth(a)	2.00%	0.15%	2.00%	(0.19)%	2.00%	(2.83)%
Efficiency ratio(a)	55.00%	53.94%	53.50%	53.75%	53.50%	54.07%
Adjusted NPA	<2%	Achieved	<2%	—	<2%	—
Net income growth	1% or greater	Achieved	1% or greater	—	1% or greater	—
Performance Level
Expected Payout as a % of Target Incentive		68%		44%		100%
Recorded Compensation Expense		$228,000		$104,000		$131,000

(a)	The actual performance metrics have been adjusted to exclude the financial impact (both revenue and expenses) of the branch acquisition during the fourth quarter of 2012.

In February 2013, the Board accepted the recommendation of the Compensation Committee to award performance shares under the 2010 – 2012 LTIP to executive officers in the amounts set forth below (which represents the 68% of the target number of shares). The performance shares earned but not distributed until 2013 are set forth in the “Outstanding Equity Awards at Fiscal Year-End Table.”

Name	Position	2010 – 2012 LTIP Payout Performance Shares
Gregory A. Dufour	President & CEO	2,419
Deborah A. Jordan	EVP & CFO	1,008
Peter F. Greene	EVP, Operations and Technology	796
Timothy P. Nightingale	EVP, Senior Lending Officer	972
June B. Parent	EVP, Retail Banking	806

Management Stock Purchase Plan (“MSPP”) — The MSPP, available to all employees at the level of Vice President and above, is an equity incentive compensation plan designed to provide an opportunity for participants to receive restricted shares of our Company’s common stock in lieu of a portion of their annual bonus payments. Participants may elect to participate on a voluntary basis at either 10% or 20% of annual bonuses. The CEO and other named executive officers are required under this plan to participate at the 20% level when bonuses are administered. Restricted shares are granted at a discount of one-third of the fair market value of the stock on the date of the grant, and fully vest two years after the grant date if the participant remains employed at the Company for such period. If a participant terminates employment for reasons other than retirement prior to the vesting date, he or she is reimbursed for the lesser of the amount originally used to purchase the restricted shares, or the current fair value of the shares on the date of termination. As with the other equity compensation programs, this program encourages investment in our Company and serves as a retention and recruitment tool. On March 9, 2012, each of the named executive officers deferred 20% of his or her bonus, resulting in a total of 4,346 shares purchased under the MSPP at a price of $23.84.

		2012 MSPP Stock Awards
Name	Position	Number of Shares	Vesting Period
Gregory A. Dufour	President & CEO	1,571	2 Years
Deborah A. Jordan	EVP & CFO	780	2 Years
Peter F. Greene	EVP, Operations and Technology	620	2 Years
Timothy P. Nightingale	EVP, Senior Loan Officer	755	2 Years
June B. Parent	EVP, Retail Banking	620	2 Years

Restricted Stock Awards — A component of compensation, which serves as a retention tool, as well as increasing equity ownership in our Company at the executive and other officers at the level of Vice President and above, is the award of restricted stock. These awards have a three-year vesting schedule, with one third vesting each year. All awards are approved by the Board of Directors. In 2012, there were no restricted stock awards granted to the named executive officers other than under the MSPP.

Stock Options — An additional component of equity compensation for named executive officers, and other officers at the level of Vice President and above, is the award of options to purchase shares of common stock at fixed prices, as provided under the 2012 Equity and Incentive Plan. Individual option grants vest in equal installments over a five-year period and have a ten-year life because the options only have value if the market value of common stock increases. Stock option awards enable us to attract talented executives and tie their interests to the Company’s goals and objectives. There were no options granted to the named executive officers in 2012.

Retirement and Other Benefits

We offer a qualified deferred compensation plan and a non-qualified executive deferred compensation plan to provide our employees tax-advantaged savings vehicles. The plans enhance our ability to attract and retain key employees by providing a comprehensive total rewards package. Discretionary matching contributions are provided to participants in both the qualified and non-qualified plans in an effort to encourage employees to save for retirement.

Camden National Corporation 401(k) Plan and Profit Sharing Contributions — All employees, including our named executive officers, are eligible to participate in the qualified deferred compensation plan, referred to as the Camden National Corporation 401(k) Plan. Participants may contribute pre- and post-tax savings contributions to the 401(k) Plan up to the maximum allowed by federal tax laws. The Company currently makes matching contributions of up to 4% of an employee’s eligible compensation, and additional profit sharing contributions (both at the discretion of the Board of Directors). For 2012, the profit sharing contribution was 3% of an employee’s eligible compensation. Employee deferrals and matching contributions are immediately vested. Profit sharing contributions have a graduated 6-year vesting schedule and once a participant has six years of service, contributions are totally vested.

Executive Deferred Compensation Plan — We maintain a non-qualified deferred compensation plan, referred to as the Executive Deferred Compensation Plan (“EDCP”), under which certain eligible employees who have otherwise exceeded annual Internal Revenue Service (“IRS”) limitations for elective deferrals can continue to contribute to their retirement savings. This program is available to current participants in the EIP, including the CEO and the other named executive officers. The Plan allows for employer discretionary contributions, with the intent to make contributions equal to what the executive could have earned under the 401(k) match and profit sharing on the amounts deferred, up to IRS limits. The Company allows participants to direct the investment of funds deferred and the investment choices are similar to those available in the

401(k) Plan. The EDCP is a cost effective way to provide another incentive for executives to stay with the Company over the long-term. In 2012, no named executive officer elected to defer amounts under the EDCP.

Retiree Medical — Full time employees hired prior to January 1, 2012, who retire with twenty or more years of continuous service, and have reached at least age 55, are eligible to participate in the Company’s medical insurance program and receive a maximum of $250.65 per month toward individual coverage. When an employee reaches age 65, the coverage automatically changes to a Medicare supplemental plan.

Supplemental Executive Retirement Plan and Defined Contribution Retirement Plan — The Committee recognizes the importance of financial security upon retirement and has in place two programs to assist executive officers in planning for retirement. The plans and programs in place help ensure the named executive officers are focused on the Company’s financial well-being over the long-term. Income replacement at retirement is largely dependent on participation in the 401(k) Plan, the EDCP and the performance of these programs. It may be augmented with participation in the Supplemental Executive Retirement Plan and/or participation in the Defined Contribution Retirement Plan as described below. Effective January 1, 2008, the Defined Contribution Retirement Plan replaced the Supplemental Executive Plan for new executives.

We provide nonqualified, noncontributory, defined-benefit Supplemental Executive Retirement Plans (“SERPs”) for certain highly compensated officers. Mr. Dufour and Mr. Greene both have SERP agreements. They are designed to make up the shortfall (when compared to a non-highly compensated employee) in replacing income at retirement due to IRS compensation and benefit limits under the 401(k) Plan and Social Security. With a SERP in place, participants should be able to replace up to 75% of their final average compensation. Pages 40 and 41 provides detailed discussion of the SERP benefits provided to these two named executive officers.

The Defined Contribution Retirement Plan (“DCRP”) is an unfunded deferred compensation plan. Mr. Nightingale, Ms. Jordan, and Ms. Parent are participants in the DCRP. Annually, on or about March 15, 10% of each participant’s annual base salary and cash incentives for the prior year will be “credited” to an account administered by the Company in “Deferred Stock Units” based on the price of Company stock on the day of the award. Vesting occurs ratably from the date of participation in the Plan until the participant turns 65. Upon retirement or termination, the account is paid out in shares of Company stock, less the equivalent number of shares withheld for the payment of taxes.

Other Compensation and Benefits

The CEO is provided with a Company vehicle to use for business purposes, due to business travel expectations of the position, as well as the importance of his visibility in the community. The total amount of this item is reflected in the “All Other Compensation” column of the Summary Compensation Table.

Stock Ownership Guidelines

The Company has established stock ownership guidelines for named executive officers, and stock must be owned outright to count toward meeting this requirement. Mr. Dufour must own two times his January 2009 annual base salary in Company stock by January 1, 2014, and four times his January 2009 annual base salary in Company stock by January 1, 2019. To meet the ownership requirements for their respective positions other named executive officers must own one times initial base salary in Company stock after five years and two times initial base salary after ten years. The following table lists the stock ownership requirements of the named executive officers.

	Stock Ownership Requirement
Name	Market Value ($)	Date Required By	Market Value ($)	Date Required By
Gregory A. Dufour	$550,000	01/01/14	$1,100,000	01/01/19
Deborah A. Jordan	175,000	10/01/13	350,000	10/01/18
Peter F. Greene	125,000	01/01/13	250,000	01/01/18
Timothy P. Nightingale	165,000	01/01/14	330,000	01/01/19
June B. Parent	140,000	01/01/14	280,000	01/01/19

Employment and Change in Control Agreements

The Company does not currently have any employment agreements with its named executive officers. In April 2009, all named executive officers executed change in control agreements with the Company, which prescribe certain severance benefits to be provided to the executives in the event of a change in control of the Company. The terms of these agreements were determined based on a review of peer benefit practices and the multiple of pay is based on the level of the position within the Company.

Additional details regarding the change in control agreements can be found in the narrative following the Pension Benefits table, and amounts that may be due to the NEO under these agreements are described and quantified in the section titled “Potential Payments Upon Termination or Change in Control.”

Timing of Equity Grants

Equity awards are granted under the 2012 Equity and Incentive Plan, which includes restricted stock awards, the MSPP, the LTIP, and the DCRP. The Company traditionally has granted incentive stock options and restricted stock grants in the first quarter to reward performance for the prior year. Incentive stock options may also be granted as a condition of employment at time of hire with prior Board approval. Annually, at the discretion of the CEO, top performing officers may be granted incentive stock options or restricted stock awards in recognition of commitment to the organization and to provide a means of gaining ownership in the Company. Restricted stock is granted by way of recommendations put forth by the CEO to the Committee and is granted in the first quarter to high performing individuals for achieving exemplary results related to the Company’s strategic initiatives. Equity grants under the Long-Term Share Plan occur annually in the first quarter dependent on the results of the individual three-year plan performance metrics and target level achieved. Participants in the Defined Contribution Retirement Plan have an account administered by the Company, and is credited with “deferred stock units” annually, on or about March 15, with 10% of each participant’s annual base salary and cash incentives for the prior year. In addition, employees at the vice president level and above have the opportunity to participate in the Management Stock Purchase Plan, annually to purchase company stock at a reduced rate. Under this plan the stock is granted as restricted stock and individuals may elect to use 10% or 20% of bonus dollars to purchase Company stock which vests over a two year period. The CEO and named other executive officers are required under this plan to participate at the 20% level when bonuses are administered.

Forfeiture

If the Company is required to prepare an accounting restatement due to material noncompliance with reporting requirements, the Committee may recover from any current or former executive officer that was paid during the three years preceding to the extent the compensation exceeds the compensation that would have been paid based on the restated financials.

Tax and Accounting Considerations

We consider tax and accounting implications in designing our compensation programs. Under current share-based payment accounting rules, we must expense the grant-date fair value of share-based grants that settle in our stock such as restricted stock and performance shares. The grant-date fair value is expensed over the service period or vesting period of the grant. Section 162(m) of the Internal Revenue Code generally places a limit on the tax deduction for compensation in excess of $1 million paid to the chief executive officer and other executive officers whose compensation is required to be reported in the summary compensation table (other than the principal financial officer), except for performance-based compensation that otherwise meets the requirements of Section 162(m).

Conclusion

Our compensation structure reflects our commitment to link pay to performance, protect shareholder interests, and provide market-based compensation that will attract and retain highly talented executives critical to the success of the Company. The structure emphasizes at-risk incentive awards that vary with our financial results, and the award criteria are based on achieving our strategic plan initiatives. The Compensation Committee evaluates the Company’s compensation programs and related components on an ongoing basis and makes adjustments to our compensation structure, consistent with our compensation philosophy and objectives, as the Committee determines to be appropriate to maintain the Company’s competitive position. The Committee intends this Compensation Discussion and Analysis to provide full, transparent disclosure of what we believe to be a comprehensive, carefully designed compensation structure which drives long-term shareholder value.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes compensation earned in the last three fiscal years by our principal executive officer, principal financial officer, and the three other most highly compensated executive officers (collectively, the “named executive officers”).

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
Gregory A. Dufour President and Chief Executive Officer	2012	$375,577	$38,000	$205,790	$132,800	$211,000	$23,195	$986,362
	2011	312,116	—	182,179	149,816	133,000	19,635	796,746
	2010	295,193	—	144,015	94,080	78,000	20,035	631,323
Deborah A. Jordan EVP Chief Financial Officer	2012	215,089	38,000	105,475	56,800	—	16,581	431,945
	2011	208,077	—	105,834	74,400	—	16,201	404,512
	2010	195,192	—	93,810	47,424	—	12,492	348,918
Peter F. Greene EVP Operations and Technology	2012	174,775	38,000	61,031	45,600	135,000	16,364	470,770
	2011	168,209	—	64,831	59,200	44,000	15,736	351,976
	2010	156,462	—	66,285	37,541	49,000	10,740	320,029
Timothy P. Nightingale EVP Senior Loan Officer	2012	207,779	10,000	102,003	55,200	—	19,011	393,993
	2011	200,795	—	102,084	72,000	—	22,908	397,787
	2010	187,615	—	91,091	45,394	—	53,965	378,065
June B. Parent EVP Retail Banking	2012	176,133	38,000	85,653	45,600	—	16,451	361,837
	2011	167,754	—	84,885	59,200	—	15,377	327,216
	2010	156,154	—	81,413	37,632	—	10,368	285,567

(1)	Cash award for 2012 based on contributions relative to the due diligence, conversion and integration of 15 branches and the sale and deconversion of one branch.
(2)	The following table describes each component of the “Stock Awards” column in the Summary Compensation Table for 2012:

	Stock Awards
Name	LTIP	MSPP	DCRP	Total
Gregory A. Dufour	$156,000	$49,790	$—	$205,790
Deborah A. Jordan	54,075	21,305	30,095	105,475
Peter F. Greene	43,940	17,091	—	61,031
Timothy P. Nightingale	52,250	20,698	29,055	102,003
June B. Parent	44,422	17,091	24,141	85,653

The values reflected in the LTIP column do not necessarily represent a realized financial benefit for the named executive officer because the performance shares have not been earned. In addition, the financial benefit, if any, that may be realized will depend on the future share price at such time, if ever, that the performance shares are earned. For purposes of valuing the performance shares under the LTIP, the Company assumes achievement at the target level of performance and the value provided represents the grant date fair value of the target number of shares of stock under the 2012 – 2014 LTIP for each named executive officer, determined based on the closing market price of our stock on the date of grant and determined in accordance with ASC Topic 718. The potential maximum payout for the 2012 – 2014 performance period at the superior performance level for each named executive officer amounts to:

$312,000 for Mr. Dufour, $108,150 for Ms. Jordan, $87,880 for Mr. Greene, $104,500 for Mr. Nightingale, and $88,844 for Ms. Parent.

The values reflected in the MSPP, Restricted and DCRP columns reflect the aggregate grant date fair value of stock awards for 2012 and determined in accordance with ASC Topic 718.

For a discussion of the assumptions used in the calculations of these stock award amounts, refer to Note 14 to the Company’s audited financial statements for the fiscal years ended December 31, 2012, 2011 and 2010, included in the Company’s Annual Report on Form 10-K. For a more complete description of the stock awards, see “Compensation Discussion and Analysis.”

(3)	We paid these amounts in the year after they were awarded pursuant to the terms of our EIP. See “Compensation Discussion and Analysis” for a discussion of how these amounts were determined under this plan.
(4)	The amounts in this column reflect the changes in value of the Company’s SERP.
(5)	The amounts in this column and detailed below for 2012 include (i) 401(k) matching contributions by the Company, (ii) a 3% profit sharing allocation under the Company’s Retirement Savings Plan, (iii) dividend value on stock awards not factored into the grant date fair value, (iv) vehicle personal use benefit value, and (v) gift card value. No named executive officer received preferential or above-market earnings on deferred compensation.

Name	401(k)	Profit Sharing	Dividend	Vehicle	Gift Card	Total
Gregory A. Dufour	$10,000	$7,500	$3,071	$2,624	$—	$23,195
Deborah A. Jordan	6,958	7,500	1,554	—	569	16,581
Peter F. Greene	6,991	7,463	1,320	—	590	16,364
Timothy P. Nightingale	10,000	7,500	1,511	—	—	19,011
June B. Parent	7,045	7,500	1,321	—	585	16,451

GRANTS OF PLAN-BASED AWARDS TABLE

The following table summarizes stock grants made during 2012 to the named executive officers named in the Summary Compensation Table.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Name	Plan	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gregory A. Dufour	EIP	1/01/12	$31,200	$156,000	$312,000	—	—	—	—		—	$—	$—
	LTIP	1/01/12	—	—	—	2,243	4,486	8,973	—		—	—	156,000
	MSPP	2/26/12	—	—	—	—	—	—	1,571	(3)	—	—	18,725
Deborah A. Jordan	EIP	1/01/12	12,978	64,890	129,780	—	—	—	—		—	—	—
	LTIP	1/01/12	—	—	—	777	1,555	3,110	—		—	—	54,075
	MSPP	2/26/12	—	—	—	—	—	—	780	(3)	—	—	9,293
	DCRP	3/15/12							839	(4)			30,095
Peter F. Greene	EIP	1/01/12	10,546	52,728	105,455	—	—	—	—		—	—	—
	LTIP	1/01/12	—	—	—	631	1,263	2,527	—		—	—	43,940
	MSPP	2/26/12	—	—	—	—	—	—	620	(3)	—	—	7,371
Timothy P. Nightingale	EIP	1/01/12	12,540	62,700	125,400	—	—	—	—		—	—	—
	LTIP	1/01/12	—	—	—	751	1,502	3,005	—		—	—	52,250
	MSPP	2/26/12	—	—	—	—	—	—	755	(3)	—	—	8,999
	DCRP	3/15/12							810	(4)			29,055
June B. Parent	EIP	1/01/12	10,661	53,306	106,613	—	—	—	—		—	—	—
	LTIP	1/01/12	—	—	—	638	1,277	2,555	—		—	—	44,422
	MSPP	2/26/12	—	—	—	—	—	—	620	(3)	—	—	7,371
	DCRP	3/15/12							673	(4)			24,141

(1)	Amounts represent range of possible incentive payouts under the 2012 EIP. The actual amounts paid in 2012 are reflected in the Summary Compensation Table and were as follows:

Name	Actual Payout Under Non-Equity Incentive Plans for Fiscal Year 2012
Gregory Dufour	$166,000
Deborah Jordan	71,000
Peter Greene	57,000
Timothy Nightingale	69,000
June Parent	57,000
(2)	Amounts represent the range of shares that may be released at the end of the three-year performance applicable to the 2012-2014 Long Term Performance Share Program (“LTIP”). Total long-term incentive award opportunities as a percentage of salary for each named executive officer are described in “Compensation Discussion and Analysis.” The number of shares was based on the percentage of base salary effective February 26, 2012 and a market price of $34.77 on January 3, 2012, the first business day of the 2012 – 2014 LTIP.
(3)	Amount reflects 20% of 2011 EIP bonus used to purchase restricted shares on March 9, 2012 under the MSPP at $23.84 per share, a discount of one-third of the closing market price of $35.76 on the date of the grant. These shares will fully vest two years after the grant date.
(4)	Amount reflects 10% of each participant’s annual base salary and cash incentives for the prior year in deferred stock units. Vesting occurs ratably from the date of participation in the DCRP until the participant turns 65.

In 2013, there were payouts for the 2012 EIP and they are reflected in the Summary Compensation Table in the Non-Equity Incentive Plan Compensation and Stock Award columns. The EIP plan is described in detail above under the heading “Annual Cash Incentives” on page 28.

In 2012, each of the named executive officers participated in the MSPP and those values are reflected on the Summary Compensation Table in the Stock Awards column. The MSPP is described in detail above under the heading “Long-Term Incentives” on page 31.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END (OPTION AWARDS)

The following table summarizes certain information with respect to all unexercised options held by named executive officers at December 31, 2012.

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable(1) (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Options Exercise Price ($)	Options Expiration Date
Gregory A. Dufour	02/24/09	—	4,000	—	$24.46	02/24/19
Deborah A. Jordan	09/01/08	5,000	1,500	—	28.90	09/01/18
Peter F. Greene	02/24/09	1,000	1,000	—	24.46	02/24/19
Timothy P. Nightingale	01/25/05	2,500	—	—	36.69	01/25/15
	02/13/06	1,500	—	—	34.95	02/13/16
	02/12/07	2,000	—	—	44.51	05/12/17
	02/24/09	1,500	1,000	—	24.46	02/24/19
		7,500	1,000
June B. Parent	01/25/05	2,500	—	—	36.69	01/25/15
	02/13/06	1,500	—	—	34.95	02/13/16
	02/12/07	2,000	—	—	44.51	05/12/17
	02/24/09	500	1,000	—	24.46	02/24/19
		6,500	1,000

(1)	Options issued with a five-year vesting schedule, with one-fifth vesting each year on the anniversary of grant date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END (STOCK AWARDS)

The following table summarizes certain information with respect to all unvested performance-based and time-based restricted stock awards held by named executive officers at December 31, 2012.

				Stock Awards
Name	Grant Date	Plan		Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
Gregory A. Dufour	3/11/2010	Restricted	(2)	500	$16,985	—	$—
	2/25/2011	MSPP	(3)	1,050	35,669	—	—
	3/09/2012	MSPP	(3)	1,571	53,367	—	—
	n/a	LTIP	(4)	—	—	8,579	291,429
				3,121	106,021	8,579	291,429
Deborah A. Jordan	3/11/2010	Restricted	(2)	333	11,312	—	—
	2/25/2011	MSPP	(3)	529	17,970	—	—
	3/09/2012	MSPP	(3)	780	26,497	—	—
	n/a	DCRP	(5)	2,206	74,938	—	—
	n/a	LTIP	(4)	—	—	3,260	110,742
				3,848	130,717	3,260	110,742
Peter F. Greene	3/11/2010	Restricted	(2)	333	11,312	—	—
	2/25/2011	MSPP	(3)	418	14,199	—	—
	3/09/2012	MSPP	(3)	620	21,061	—	—
	n/a	LTIP	(4)	—	—	2,625	89,171
				1,371	46,572	2,625	89,171
Timothy P. Nightingale	3/11/2010	Restricted	(2)	333	11,312	—	—
	2/25/2011	MSPP	(3)	506	17,189	—	—
	3/09/2012	MSPP	(3)	755	25,647	—	—
	n/a	DCRP	(5)	2,292	77,859	—	—
	n/a	LTIP	(4)	—	—	3,147	106,904
				3,886	132,007	3,147	106,904
June B. Parent	3/11/2010	Restricted	(2)	333	11,312	—	—
	2/25/2011	MSPP	(3)	420	14,267	—	—
	3/09/2012	MSPP	(3)	620	21,061	—	—
	n/a	DCRP	(5)	1,472	50,004	—	—
	n/a	LTIP	(4)	—	—	2,646	89,885
				2,845	96,644	2,646	89,885

(1)	Based on a market value of $33.97 at December 31, 2012.
(2)	Restricted shares issued with a three-year vesting schedule, with one-third vesting each year on March 11, 2011, 2012, and 2013.
(3)	These shares vest two years from the grant date.
(4)	Represents shares that may be released at the end of each applicable three-year performance period. These amounts do not necessarily represent a realized financial benefit for the named executive officers because the performance shares have not necessarily been earned. Payout value is based on a market value of $33.97 at December 31, 2012.

	Long Term Performance Share Program (“LTIP”)
	2010 – 2012 Period		2011 – 2013 Period		2012 – 2014 Period
Name	Level	Shares	Level	Shares	Level	Shares	Total Shares
Gregory A. Dufour	Threshold+	2,419	Threshold	1,674	Target	4,486	8,579
Deborah A. Jordan	Threshold+	1,008	Threshold	697	Target	1,555	3,260
Peter F. Greene	Threshold+	796	Threshold	566	Target	1,263	2,625
Timothy P. Nightingale	Threshold+	972	Threshold	673	Target	1,502	3,147
June B. Parent	Threshold+	806	Threshold	563	Target	1,277	2,646
(5)	Stock units awarded under the DCRP.

OPTION EXERCISES AND STOCK VESTED TABLE

The following table summarizes the number of shares acquired and the dollar amounts realized by the executive officers named in the Summary Compensation Table during 2012 on the exercise of stock options and vesting of shares of stock.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(1) (#)	Value Realized on Exercise(2) ($)	Number of Shares Acquired on Vesting(3) (#)	Value Realized on Vesting(4) ($)
Gregory A. Dufour	6,000	$57,000	9,664	$339,683
Deborah A. Jordan	1,000	4,930	3,965	138,890
Peter F. Greene	—	—	3,244	113,388
Timothy P. Nightingale	1,500	21,375	3,978	139,496
June B. Parent	1,000	11,210	3,211	112,368

(1)	Represents the gross number of shares acquired upon exercise of vested options without taking into account any shares that may have been surrendered or withheld to cover the option exercise price or applicable tax obligations.
(2)	The “value realized” is the gross number of options exercised multiplied by the difference between the closing market price on the date of exercise and the exercise price.
(3)	Represents the gross number of shares acquired under MSPP, LTIP, DCRP or general restricted shares upon vesting without taking into account any shares that may have been surrendered or withheld to cover applicable tax obligations.
(4)	The “value realized” represents the shares or units that vested multiplied by the closing market price on the applicable vesting date.

PENSION BENEFITS TABLE

The following table summarizes the pension benefits for each of the executive officers named in the Summary Compensation Table during 2012.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)
Gregory A. Dufour	Supplemental Executive Retirement Program	11	$706,000	$—
Deborah A. Jordan	—	—	—	—
Peter F. Greene	Supplemental Executive Retirement Program	30	372,000	—
Timothy P. Nightingale	—	—	—	—
June B. Parent	—	—	—	—

(1)	The amounts in this column reflect the present value of accumulated benefits payable to each of the named executive officers, determined using interest rate and mortality rate assumptions consistent with those used in Note 13 to the Company’s audited financial statements for the fiscal year ended December 31, 2012, included in the Company’s Annual Report on Form 10-K.

The Company provides a SERP for certain highly compensated executives. Under the SERP, in which Mr. Dufour is a participant, an executive is required to have five years of service to be eligible for a vested benefit under the existing SERP. Participants in this SERP may receive upon retirement at age 55 or older, a monthly lifetime benefit (with 15 years certain) that is calculated based on targeting up to 75% of the participant’s average salary and annual incentive bonus for the 36 consecutive months of employment during which the participant’s compensation was the highest, factoring years of service, and allowing for reductions relative to (a) 50% of the participant’s projected primary Social Security benefits; (b) the benefit from the portion of the participant’s 401(k) arising from employer contributions plus earnings; (c) the benefit from the distribution and projected earnings resulting from the termination of the Company’s defined benefit pension plan in 2001; and (d) the participant’s benefits under any other incentive or retirement plan that may be instituted by the Company or its subsidiaries, excluding deferred compensation, stock options and the annual incentive bonus plan. A total retirement benefit cap of 75% was instituted for participants when years of service exceed 25 years. The SERP provides for a 15-year guaranteed benefit starting at age 65 for vested participants who leave the Company prior to age 55. The SERP refers to the normal retirement age as age 65; however, the plan allows for early retirement at age 55. If the executive retires before age 62, the accrued benefit is reduced by the early commencement factor that starts at 64% at age 55 up to 100% at age 62. Benefits are also reduced for executives who retire with less than 25 years of service.

Mr. Greene’s SERP requires 12 years of consecutive service to be eligible for a 100% vested benefit for which he is entitled. As a participant in this SERP, he may receive upon retirement at age 65, a 15 years certain benefit that is calculated based on 70% of his average salary of the highest three years of salary from the five-year period prior to his retirement, and allowing for reductions relative to (a) 50% of his projected primary Social Security benefits; (b) the benefit from the distribution of Union Trust Company’s defined benefit pension plan in 2008 assuming a benefit election of lifetime, ten years certain; (c) the benefit from the portion of his 401(k) arising from employer contributions plus earnings; and (d) the participant’s benefits under any other incentive or retirement plan that may be instituted by the Company or its subsidiaries, excluding deferred compensation, stock options and the annual incentive bonus plan. The SERP refers to the normal retirement age as age 65; however, the plan allows for early retirement at age 60. If, prior to attaining the age of 60, Mr. Greene voluntarily terminates employment with the Company for any reason other than disability, then the Company shall not be required to make any payments under the SERP.

Change in Control Agreements

In 2009, we entered into change in control (“CIC”) agreements with each of the named executive officers. The agreements may require us to make payments to these individuals in the event of the termination of their employment following a change in control. Many of our executive compensation, benefit, and deferred compensation plans provide the named executive officers with certain rights or the right to receive payments in the event of the termination of their employment.

Under the CIC agreements, if the executive experiences a qualifying termination within two years following a change in control, the executive shall be entitled to cash severance and benefits. The CIC agreement provides the executive with cash severance for a benefit period of two years for the CEO and 18 months for the other named executive officers. Each executive’s total cash severance will be equal to the executive’s base salary for the benefit period. Payment of the cash severance would commence within 30 days of the executive’s qualifying termination. The CIC agreements allow for a return of payments if it is determined that the executive at any time misrepresented any financial information and such payment would be payable to the Company within 30 days of such notice of misrepresentation and any future payments under the CIC agreement would be forfeited upon receipt of such misrepresentation notice. Under the terms of the CIC agreements, if an executive’s employment with the Company is terminated by the Company without “cause” or by the employee for “good reason” within two years after a change in control of the Company, the employee will generally be entitled to receive severance benefits. If a named executive officer incurs an involuntary termination of employment or a termination of employment for good reason after the occurrence of a change in control while his or her agreement is in effect, he or she would not be entitled to severance pay or benefits under any company severance plan or program other than his or her CIC agreement.

Change in control, as defined in the agreement, means a change in:

(i)	the ownership of the Company and in the effective control of the Company such that a single entity or commonly controlled group of entities shall have the ability to elect a majority of the Board of Directors of the Company; or
(ii)	the ownership of all or substantially all the assets associated with the business group in which the named executive officer works, or of the Company as a whole.

The CIC agreements may be terminated by the Company effective December 31, 2014 if the Company takes action 90 days prior to that date. If no such action is taken, each CIC agreement’s termination date will automatically extend to December 31 of each following year unless action is taken by the Company to terminate such CIC agreements at least 90 days prior to such termination date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table and footnotes describes the potential payments and benefits under the Company’s compensation and benefit plans to which the named executive officers would be entitled upon termination of employment or following a change in control of the Company. The calculations assume that such termination or change in control was effective as of December 31, 2012.

	Gregory A. Dufour	Deborah A. Jordan	Peter F. Greene	Timothy P. Nightingale	June B. Parent
Death
DCRP Restricted Stock Acceleration(1)	$—	$74,938	$—	$77,859	$50,004
Split Dollar Life Insurance(2)	—	—	297,852	—	—
Disability
DCRP Restricted Stock Acceleration(1)	—	74,938	—	77,859	50,004
Termination Without Cause or Voluntary Termination with “Good Reason” upon a Change in Control
Cash Severance Payment(3)	780,000	324,450	263,639	313,500	266,532
Continuation of Health Benefits(4)	28,457	15,560	19,402	15,560	15,560
DCRP Restricted Stock Acceleration(1)	—	74,938	—	77,859	50,004
Stock Options/Restricted Stock Acceleration(5)	144,060	138,322	56,083	141,517	106,155
LTIP Stock Acceleration(6)	253,246	98,377	79,931	94,946	79,931
TOTAL Termination Without Cause or Voluntary Termination with “Good Reason”	1,205,763	651,647	419,055	643,382	518,182
Change in Control
DCRP Restricted Stock Acceleration(1)	—	74,938	—	77,859	50,004
Stock Options/Restricted Stock Acceleration(5)	144,060	138,322	56,083	141,517	106,155
LTIP Stock Acceleration(6)	88,696	33,359	27,108	32,204	27,176
Total Change in Control	232,756	246,619	83,191	251,580	183,335

(1)	Under the Defined Contribution Retirement Plan (“DCRP”), each unvested deferred stock unit becomes fully vested upon a change in control or death and disability. For purposes of this table, the unvested deferred stock units were assumed to have a value equal to the closing price per share of $33.97 at December 31, 2012.
(2)	Payment to beneficiary upon death of named executive officer.
(3)	Represents the value of eighteen months of base salary, payable according to the Company’s regular payroll schedule, and which would be reduced by standard withholding and authorized deductions per the CIC agreements (twenty-four months for Mr. Dufour).
(4)	Represents the value of eighteen months of healthcare benefits per the CIC agreements (eighteen months and 6 months equivalent grossed up to include taxation for Mr. Dufour).
(5)	Under the 2012 Equity and Incentive Plan, each outstanding stock option and restricted stock award becomes fully exercisable upon a change in control. For purposes of this table, the unvested in-the-money stock options and restricted shares were assumed to have a value equal to the closing price per share of $33.97 at December 31, 2012.
(6)	Participants of the LTIP upon a change in control would receive a pro rata award based on such shorter long-term performance period and the actual performance level achievement. In the event a participant has a qualifying termination event within six months after a change in control, the participant shall be entitled to an additional award up to the maximum payout level under the LTIP.

OTHER MATTERS

Nominations by Shareholders

Nominations for election to the Company’s Board of Directors may be made by any shareholder of the Company. Such nominations must be made in writing and delivered or mailed to the Secretary of the Company no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. In the event that the date of the annual meeting is advanced by more than 30 days before, or delayed by more than 60 days after, such anniversary date, notice by the shareholder must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The notice shall set forth all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected). In addition, the nominating shareholder shall furnish (a) as to the nominating shareholder and the beneficial owner, if any, on whose behalf the proposal is made the name and residence address of the nominating shareholder; and (b) the number of shares of Common Stock owned by the nominating shareholder. The Chairperson presiding at the Annual Meeting may disregard any nominations not made in accordance with these provisions, and may instruct the inspector of election to disregard all votes cast for each such nominee. To date, no shareholder has proposed a candidate to our Board pursuant to our Bylaws. If a shareholder should propose a candidate, we anticipate that the Governance Committee would evaluate that candidate on the basis of the criteria noted above. For additional information, please refer to Section 2.1 of our Bylaws and to “Shareholder Proposals for Next Annual Meeting” below.

Shareholder Proposals for Next Annual Meeting

Shareholder proposals submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 for inclusion in the Company’s proxy statement and form of proxy for the 2014 Annual Meeting of Shareholders must be received by the Company by November 25, 2013. Such a proposal must also comply with the requirements as to form and substance established by the Commission for such a proposal to be included in the proxy statement and form of proxy. Shareholders may also propose business to be brought before an annual meeting pursuant to our Bylaws. Under our Bylaws, to be timely, a shareholder’s notice must be received by the Company no earlier than December 31, 2013 and no later than January 30, 2014.

Other Business Matters

As of the date of this Proxy Statement, the Company’s Board of Directors know of no matters that will be presented for consideration at the Annual Meeting other than as described in this Proxy Statement. If any other business, matter or proposal shall properly come before the Annual Meeting and be voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters. The persons named as proxies intend to vote or not to vote in accordance with the recommendation of the Company’s Board of Directors.

By Order of the Board of Directors

John W. Holmes, Secretary
March 25, 2013

ANNUAL MEETING OF SHAREHOLDERS OF

CAMDEN NATIONAL CORPORATION

April 30, 2013

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at www.cacannualmeeting.com

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20430030000000001000 4 043013

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect four Directors. The Board of Directors has nominated the persons below to serve as directors for a term of three years and to serve until successors are elected and qualified.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ David C. Flanagan
- ○ James H. Page, Ph.D.
- ○ Robin A. Sawyer, CPA
- ○ Karen W. Stanley

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR ALL NOMINEES" FOR DIRECTOR UNDER PROPOSAL 1.

	FOR	AGAINST	ABSTAIN
2. To approve, by non-binding advisory vote, the compensation of the Company's named executive officers ("Say-on-Pay").	☐	☐	☐
3. To ratify the appointment of Berry Dunn McNeil & Parker, LLC as the Company's independent registered public accounting firm for 2013.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL 2.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL 3.

4. The proxies are authorized to vote in their discretion upon such other business and matters or proposals as may properly come before the Annual Meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

CAMDEN NATIONAL CORPORATION

April 30, 2013

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at www.cacannualmeeting.com

↓ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ↓

20430030000000001000 4 043013

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect four Directors. The Board of Directors has nominated the persons below to serve as directors for a term of three years and to serve until successors are elected and qualified.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ David C. Flanagan
- ○ James H. Page, Ph.D.
- ○ Robin A. Sawyer, CPA
- ○ Karen W. Stanley

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR ALL NOMINEES" FOR DIRECTOR UNDER PROPOSAL 1.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. To approve, by non-binding advisory vote, the compensation of the Company's named executive officers ("Say-on-Pay")	☐	☐	☐
3. To ratify the appointment of Berry Dunn McNeil & Parker, LLC as the Company's independent registered public accounting firm for 2013.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL 2.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL 3.

4. The proxies are authorized to vote in their discretion upon such other business and matters or proposals as may properly come before the Annual Meeting.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.